UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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SkyWest, Inc.
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SkyWest, Inc.

444 South River Road   ●   St. George, UT 84790

March 22, 2019

Dear Shareholder:

You are invited to attend the Annual Meeting of Shareholders of SkyWest, Inc. scheduled to be held at 11:00 a.m., Tuesday, May 7, 2019, at our headquarters located at 444 South River Road, St. George, Utah 84790.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items to be considered and acted upon by shareholders.

Your vote is very important. Whether you plan to attend the Annual Meeting or not, we urge you to vote your shares as soon as possible. This will ensure representation of your shares at the Annual Meeting if you are unable to attend.

We are pleased to make these proxy materials available over the Internet, which we believe increases the efficiency and reduces the expense of our annual meeting process. As a result, we are mailing to shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of paper copies of these proxy materials and our 2018 Annual Report. The Notice contains instructions on how to access those documents over the Internet or request that a full set of printed materials be sent to you. The Notice also gives instructions on how to vote your shares.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Jerry C. Atkin

Chairman of the Board

SkyWest, Inc.

444 South River Road   ●   St. George, UT 84790

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

OF SKYWEST, INC.

Date:	Tuesday, May 7, 2019
Time:	11:00 a.m., Mountain Daylight Time (MDT)
Place:	SkyWest, Inc. Headquarters 444 South River Road St. George, Utah 84790
Purposes:	1.	To elect ten directors of SkyWest, Inc. (the “Company”), to serve until the next Annual Meeting of the Company’s shareholders and until their successors are duly elected and qualified;
	2. 3.	To conduct a vote, on an advisory basis, on the compensation of the Company’s named executive officers; To approve the SkyWest, Inc. 2019 Long-Term Incentive Plan;
	4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019; and
	5.	To transact such other business that may properly come before the Annual Meeting and any adjournment thereof.
Who Can Vote:	Shareholders at the close of business on March 4, 2019.
How You Can Vote:	Shareholders may vote at the Annual Meeting, or in advance over the Internet, by telephone, or by mail.

By authorization of the Board of Directors,

Jerry C. Atkin

Chairman of the Board

March 22, 2019

Proxy Statement for the

Annual Meeting of Shareholders of

SKYWEST, INC.

To Be Held on Tuesday, May 7, 2019

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF SHAREHOLDERS

OF

SKYWEST, INC.

TUESDAY, MAY 7, 2019

OVERVIEW

Solicitation

This Proxy Statement, the accompanying Notice of Annual Meeting, proxy card and the Annual Report to Shareholders of SkyWest, Inc. (the “Company” or “SkyWest”) are being mailed on or about March 22, 2019. The Board of Directors of the Company (the “Board”) is soliciting your proxy to vote your shares at the Annual Meeting of the Company’s Shareholders to be held on May 7, 2019 (the “Meeting”). The Board is soliciting your proxy in an effort to give all shareholders of record the opportunity to vote on matters that will be presented at the Meeting. This Proxy Statement provides information to assist you in voting your shares.

What is a proxy?

A proxy is your legal designation of another person to vote on your behalf. You are giving the individuals appointed by the Board as proxies (Jerry C. Atkin, Russell A. Childs and Robert J. Simmons) the authority to vote your shares in the manner you indicate.

Why did I receive more than one notice?

You may receive multiple notices if you hold your shares in different ways (e.g., joint tenancy, trusts, or custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your notice or other voting information from your broker. In any case, you should vote for each notice you receive.

Voting Information

Who is qualified to vote?

You are qualified to receive notice of and to vote at the Meeting if you owned shares of common stock of SkyWest (the “Common Stock”) at the close of business on the record date of Monday, March 4, 2019.

How many shares of Common Stock may vote at the Meeting?

As of March 4, 2019, there were 51,647,778 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter presented at the Meeting.

What is the difference between a “shareholder of record” and a “street name” holder?

If your shares are registered directly in your name with Zions First National Bank, the Company’s transfer agent, you are a “shareholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How can I vote at the Meeting?

You may vote in person by attending the Meeting. You may also vote in advance over the Internet, or by telephone, or you may request a complete set of traditional proxy materials and vote your proxy by mail. To vote your proxy using the Internet or telephone, see the instructions on the proxy form and have the proxy form available when you access the Internet website or place your telephone call. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Proposal 1—FOR the election of all ten nominees for director with terms expiring at the next annual meeting of the Company’s shareholders.
Proposal 2—FOR the non‑binding resolution to approve the compensation of the Company’s named executive officers.
Proposal 3—FOR the approval of the SkyWest, Inc. 2019 Long-Term Incentive Plan.
Proposal 4—FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

What are my choices when voting?

Proposal 1—You may cast your vote in favor of up to ten individual director‑nominees. You may vote for less than ten director‑nominees if you choose. You may also abstain from voting.

Proposals 2, 3 and 4—You may cast your vote in favor of, or against, each proposal. You may also abstain from voting.

How will my shares be voted if I do not specify how they should be voted?

If you execute the enclosed proxy card without indicating how you want your shares to be voted, the proxies appointed by the Board will vote as recommended by the Board and described previously in this section.

Similarly, shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists. A broker non-vote occurs when a broker, bank or other financial institution holding shares in street name for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for a particular proposal. Under the rules of various national and regional securities exchanges, the organization that holds your shares in street name has discretionary authority to vote only on routine matters and cannot vote on non-routine matters. The only proposal at the meeting that is considered a routine matter under applicable rules is the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. Therefore, unless you provide voting instructions to the broker, bank or other financial institution holding shares on your behalf, they will not have discretionary authority to vote your shares on any of the other proposals described in this proxy statement. Please vote your proxy or provide voting instructions to the broker, bank or other financial institution holding your shares so your vote on the other proposals will be counted.

What is the quorum requirement for the Annual Meeting?

Under Utah law and the Company’s Bylaws, the holders of a majority of the votes entitled to be cast on the matter constitutes a quorum. Therefore, the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, constitute a quorum for the transaction of business at the Meeting. If you submit a properly executed proxy via the Internet or by telephone or mail, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Meeting for the purpose of determining a quorum. Broker non-votes will also be counted as present for the purpose of determining the presence of a quorum at the Meeting. The inspectors of election will determine whether a quorum is present and will tabulate the votes cast at the Meeting.

What vote will be required to approve each proposal?

Proposal 1 provides that, assuming a quorum is present at the Meeting, the ten director‑nominees who receive a majority of the votes cast with respect to his or her election will be elected as directors of the Company. This means that the number of shares voted “for” the election of a director must exceed the number of shares voted “against” the election of that director.

Proposals 2, 3 and 4 will be approved if, assuming a quorum is present at the Meeting, the number of votes cast, in person or by proxy, in favor of a particular proposal exceeds the number of votes cast in opposition to the proposal. Proposal 2 is an advisory vote only, and has no binding effect on the Board or the Company.

How will withheld votes, abstentions and broker non‑votes be treated?

Withheld votes, abstentions and broker non‑votes will be deemed as “present” at the Meeting and will be counted for quorum purposes only. Withheld votes, abstentions and broker non-votes, if any, will not count as a vote cast as to any director-nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast. For purposes of the votes on Proposals No. 2, No. 3 and No. 4, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the votes on such proposals.

Can I change my vote?

You may revoke your proxy before the time of voting at the Meeting in any of the following ways:

•	by mailing a revised proxy card to the Chief Financial Officer of the Company;
•	by changing your vote on the Internet website;
•	by using the telephone voting procedures; or
•	by voting in person at the Meeting.

Who will count the votes?

Representatives from Zions First National Bank, the Company’s transfer agent, or other individuals designated by the Board, will count the votes and serve as inspectors of election. The inspectors of election will be present at the Meeting.

Who will pay the cost of this proxy solicitation?

The Company will pay the costs of soliciting proxies. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of the Common Stock.

Is this Proxy Statement the only way proxies are being solicited for use at the Meeting?

Yes. The Company does not intend to employ any other methods of solicitation.

How are proxy materials being delivered?

The Company is pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to most of its shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this Proxy Statement and the Company’s 2018 Annual Report to Shareholders. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of the Company’s proxy materials, including this Proxy Statement, the 2018 Annual Report to Shareholders and a form of proxy card or voting instruction card. All shareholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. The Company believes this process will allow it to provide its shareholders with the information they need in a more efficient manner, while reducing the environmental impact and lowering the costs of printing and distributing these proxy materials.

PROPOSAL 1

ELECTION OF DIRECTORS

Composition of the Board

The Board currently consists of ten directors. All directors serve a one‑year term and are subject to re‑election each year.

The current composition of the Board is:

•	Jerry C. Atkin, Chairman
•	W. Steve Albrecht
•	Russell A. Childs
•	Henry J. Eyring
•	Meredith S. Madden
•	Ronald J. Mittelstaedt
•	Andrew C. Roberts
•	Keith E. Smith
•	Steven F. Udvar‑Hazy
•	James L. Welch

The Board Recommends That Shareholders Vote FOR All Ten Nominees Listed Below.

Nominees for Election as Directors

At the Meeting, the Company proposes to elect ten directors to hold office until the 2020 Annual Meeting of Shareholders and until their successors have been elected and have qualified. The ten nominees for election at the Meeting are listed below. All of the nominees are currently serving as a director of the Company and have consented to be named as a nominee. Shareholders voting in person or by proxy at the Meeting may only vote for ten nominees. If, prior to the Meeting, any of the nominees becomes unable to serve as a director, the Board may designate a substitute nominee. In that event, the persons named as proxies intend to vote for the substitute nominee designated by the Board.

The Board and the Nominating and Corporate Governance Committee believe that each of the following nominees possesses the experience and qualifications that directors of the Company should possess, as described in detail below, and that the experience and qualifications of each nominee compliments the experience and qualifications of the other nominees. The experience and qualifications of each nominee, including information regarding the specific experience, qualifications, attributes and skills that led the Board and its Nominating and Corporate Governance Committee to conclude that he or she should serve as a director of the Company at the present time, in light of the Company’s business and structure, are set forth on the following pages.

Jerry C. Atkin

Age:	70
Director Since:	1974
Committees:	None
Principal Occupation:	Chairman of the Board
Experience:

Mr. Atkin joined the Company in July 1974 as a director and the Company’s Director of Finance. In 1975, he assumed the office of President and Chief Executive Officer and was elected Chairman of the Board in 1991. Mr. Atkin served as President of the Company until 2011 and as Chief Executive Officer until December 31, 2015.

The Board nominated Mr. Atkin to serve as a director, in part, because Mr. Atkin was the Company’s Chief Executive Officer for more than 40 years. Mr. Atkin has a deep knowledge and understanding of the Company, as well as the regional airline industry generally. Mr. Atkin performs an extremely valuable role as the Chairman of the Board, providing critical leadership and direction to the Board’s activities and deliberations. The Board also believes Mr. Atkin’s values and integrity are tremendous assets to the Company and its shareholders.

Other Directorships:	Mr. Atkin currently serves as a director of Zions Bancorporation, a regional bank holding company based in Salt Lake City, Utah (“Zions”).

W. Steve Albrecht

Age:	72
Director Since:	2012 (Also served as a director of the Company from 2003 until 2009)
Committees:	Chairman of the Audit Committee; Member of the Nominating and Corporate Governance Committee; Audit Committee Financial Expert
Principal Occupation:	Emeritus Professor at Brigham Young University
Experience:

Mr. Albrecht, a certified public accountant, certified internal auditor, and certified fraud examiner, joined the faculty of Brigham Young University in 1977, after teaching at the University of Illinois and Stanford University. At Brigham Young University, he served as director of the School of Accountancy from 1990 to 1999, and as associate dean of the Marriott School from 1999 to 2008. He served as the President of the Japan Tokyo Mission of The Church of Jesus Christ of Latter‑day Saints from July 2009 to July 2012. Mr. Albrecht has also served as the President of the American Accounting Association, the Association of Certified Fraud Examiners and Beta Alpha Psi, an international honor organization for accounting, finance and information systems students. He has also served as a member of the Committee of Sponsoring Organizations of the Treadway Commission (also known as COSO); the Financial Accounting Standards Advisory Committee, an advisory committee to the Financial Accounting Standards Board (the “FASB”); and the Financial Accounting Foundation that oversees the FASB and the Governmental Accounting Standards Board. Mr. Albrecht has consulted with many major corporations and other organizations and has been an expert witness in over 38 major financial statement fraud cases, including several of the largest financial statement fraud cases in U.S. history.

The Board recognizes Mr. Albrecht’s valuable contribution as a director of the Company from 2003 through 2009 and since his re‑election in 2012, including his service as the Chairman of the Audit Committee. The Board nominated Mr. Albrecht because of his exceptional academic and professional record, his many achievements, awards and other forms of recognition in the accounting profession, his extensive training in accounting practices and fraud detection, and his outstanding past service on the Board.

Other Directorships:	Mr. Albrecht currently serves as a director of Red Hat, Inc. and as Chairman of the Board for Cypress Semiconductor Corporation.

Russell A. Childs

Age:	51
Director Since:	2016
Committees:	None
Principal Occupation:	Chief Executive Officer and President of the Company and its operating subsidiary, SkyWest Airlines, Inc. (“SkyWest Airlines”).
Experience:

Mr. Childs was named Chief Executive Officer of the Company effective January 1, 2016, and has served as President of the Company since 2014 responsible for the holding company’s operating entities and all commercial activities. He joined the Company in 2001 and became Vice President – Controller later that year. He served as the President and Chief Operating Officer of SkyWest Airlines from 2007 to 2014. Mr. Childs earned his bachelor's degree in Economics and master's degree in Accounting from Brigham Young University. Prior to joining the Company, Mr. Childs was a certified public accountant employed by a public accounting firm.

The Board nominated Mr. Childs, among other reasons, because the Board believes it is important to have the Company's Chief Executive Officer serve on the Board as he is the one closest to the Company's day-to-day operations and plays a critical role in communicating the Board’s expectations, advice and encouragement to the approximately 13,000 full-time equivalent employees of the Company and its operating subsidiary.

Other Directorships:	Mr. Childs currently serves as a director of the Salt Lake City Branch of the Federal Reserve Bank of San Francisco.

Henry J. Eyring

Age:	55
Director Since:	2006 (Also served as a director of the Company from 1995 until 2003)
Committees:	Member of the Compensation Committee; Member of the Audit Committee
Principal Occupation:	President at Brigham Young University Idaho
Experience:

Mr. Eyring was appointed President of Brigham Young University–Idaho in April 2017. Prior to that, Mr. Eyring served in various positions of administration at Brigham Young University–Idaho from 2006 to April 2017, including Academic Vice President. Mr. Eyring was President of the Japan Tokyo North Mission of The Church of Jesus Christ of Latter‑day Saints from 2003 until 2006. From 2002 until 2003, he was a special partner with Peterson Capital, a private equity investment firm; and from 1998 through 2002, he was the Director of the Masters of Business Administration Program at Brigham Young University.

The Board recognizes the strong business and strategic consulting experience Mr. Eyring contributes to the Board’s direction of the Company. In addition to the recent experience summarized above, Mr. Eyring was previously engaged with the Monitor Company, an internationally‑recognized management consulting firm. Mr. Eyring is a sound strategic thinker who possesses the ability to apply his academic thought and studies to the practical day‑to‑day challenges of the Company’s operations. The Board believes that Mr. Eyring's thoughtful application of business and legal principles makes him a valuable contributor to the Board.

Meredith S. Madden

Age:	45
Director Since:	2015
Committees:	Member of the Compensation Committee; Member of the Safety and Compliance Committee
Principal Occupation:	Chief Executive Officer of NORDAM Group, Inc. (“NORDAM”).
Experience:

Mrs. Madden was appointed Chief Executive Officer of NORDAM, one of the world’s largest independently owned aerospace companies in July 2011. NORDAM filed a voluntary petition for Chapter 11 bankruptcy in July 2018. Prior to becoming the Chief Executive Officer of NORDAM, Mrs. Madden served in various leadership roles at NORDAM since joining in 1999, including President, Chief Operating Officer, Vice President Repair Group, Vice President Global Sales and Marketing and Vice President of NORDAM International, a subsidiary of NORDAM.

The Board believes that Mrs. Madden’s expertise and strategic insights related to aircraft maintenance vendor planning and her extensive expertise working with international maintenance service providers make her a valuable contributor to the Board.

Ronald J. Mittelstaedt

Age:	55
Director Since:	2013
Committees:	Member of the Compensation Committee; Member of the Nominating and Corporate Governance Committee; Member of the Safety and Compliance Committee
Principal Occupation:	Chairman of the Board and Chief Executive Officer of Waste Connections, Inc. (“Waste Connections”)
Experience:

Mr. Mittelstaedt has served as the Chairman and Chief Executive Officer of Waste Connections, a company he founded, since January 1998. Under Mr. Mittelstaedt’s leadership, Waste Connections has become the second largest company in the North American solid waste and recycling industry, employing more than 17,000 people nationwide, and is traded on the New York Stock Exchange. Mr. Mittelstaedt also established the RDM Positive Impact Foundation in 2004 to improve the lives of underprivileged and at‑risk children. Prior to his career in waste management, he spent three years in the air freight industry. Mr. Mittelstaedt holds a bachelor’s degree in Business Economics from the University of California—Santa Barbara.

The Board nominated Mr. Mittelstaedt, in part, because of his expertise in making large capital equipment decisions, extensive experience working with groups of diverse employees in various geographic regions and history of developing an organizational culture of strong work ethics. Mr. Mittelstaedt also contributes to the Board his insight as an experienced chief executive officer of a publicly‑traded company, which the Board has found valuable in its deliberations.

Other Directorships:	Mr. Mittelstaedt currently serves as Chairman of the Board for Waste Connections.

Andrew C. Roberts

Age:	58
Director Since:	2015
Committees:	Chairman of the Safety and Compliance Committee; Member of the Audit Committee
Principal Occupation:	Chairman, STS Aviation Group, LLC
Experience:

Since January 2019, Mr. Roberts has served as the Chairman of STS Aviation Group LLC, a diversified aviation product and services provider, and holds a board position at Continental Motors Group Ltd., a subsidiary and the principal operating entity of AVIC International Holding (HK) Ltd. (0232.HK) since November 2015, a manufacturer of propulsion units for General Aviation.

Previously, Mr. Roberts made strong contributions as the Executive Chairman of Ryan Herco Flow Solutions, a national distributor of high purity fluid conveyance and control products, from 2015 to 2018. Additionally, Mr. Roberts served as CEO, President and Board Member at Align Aerospace, a global distributor of products to the aerospace and aviation industries, from January 2014 to September 2015, and CEO & President of Permaswage Holding SA, a designer and manufacturer of fluid fitting products to major aerospace companies worldwide from 2009 until 2014.

Mr. Roberts brings a strong aviation background, with significant experience in the management and operation of major and regional airlines, including Northwest Airlines from 1997 until 2008, where he served in multiple executive positions. Mr. Roberts also served as the Chairman and CEO of MCH, Inc., the holding company of Northwest Airlines’ wholly owned regional airlines Mesaba Airlines and Compass Airlines. From 2000 until 2008, Mr. Roberts also served as Chairman of Aeroxchange Ltd., an aviation equipment purchasing portal established by 13 international airlines to create a global, neutral e-commerce platform designed to support the aviation supply chain. Mr. Roberts holds a bachelor of science degree (with Honors) in Engineering from the University of Birmingham and a post graduate diploma in Engineering from Coventry University.

The Board recognizes Mr. Roberts' extensive background in the aviation maintenance and overhaul industry, as well as commercial airline executive leadership. Mr. Roberts' education and professional training in the fields of engineering and aerospace manufacturing have allowed him to make valuable contributions to the Board in assessing the Company's technical operations.

Keith E. Smith

Age:	58
Director Since:	2013
Committees:	Chairman of the Compensation Committee; Member of the Audit Committee
Principal Occupation:	President and Chief Executive Officer of Boyd Gaming Corporation (“Boyd Gaming”)
Experience:

Mr. Smith is President, Chief Executive Officer and a director of Boyd Gaming, one of the nation’s leading casino entertainment companies, with 29 operations in ten states and more than 25,000 employees. Mr. Smith is an industry veteran with more than  33 years of gaming experience. He joined Boyd Gaming in 1990 and held various executive positions before being promoted to Chief Operating Officer in 2001. In 2005, Mr. Smith was named President and elected as a director of Boyd Gaming and in 2008 he assumed the role of Chief Executive Officer. The common stock of Boyd Gaming is traded on the New York Stock Exchange.

Mr. Smith holds a bachelor’s degree in Accounting from Arizona State University. He served as Chairman of the Los Angeles Branch of the Federal Reserve Bank of San Francisco from 2012 to 2014. He served as Chairman of the American Gaming Association and the Nevada Resort Association. He served as Vice Chairman of the Las Vegas Convention and Visitors Authority from 2005 to 2011.

The Board recognizes Mr. Smith’s diverse experience in investing in, financing, and managing capital assets and real properties in various geographic regions. Mr. Smith also has extensive experience in leading and directing a large group of diverse employees. Mr. Smith’s accounting training and experience and his service as Chairman of the Los Angeles Branch of the Federal Reserve Bank of San Francisco also enable him to provide valuable service as the Chair of the Compensation Committee and to the Audit Committee.

Other Directorships:	Mr. Smith is a director of Boyd Gaming.

Steven F. Udvar‑Hazy

Age:	73
Director Since:	1986
Committees:	Lead Independent Director; Chairman of the Nominating and Corporate Governance Committee; Member of the Compensation Committee
Principal Occupation:	Executive Chairman of the Board of Air Lease Corporation
Experience:

Mr. Udvar‑Hazy has been engaged in aircraft leasing and finance for more than 47 years and has served as the Executive Chairman of the Board of Air Lease Corporation since July 2016, and as Chairman and Chief Executive Officer of Air Lease Corporation from its launch in February 2010. Prior to his current engagement with Air Lease Corporation, which leases and finances commercial jet aircraft worldwide, Mr. Udvar‑Hazy founded and served as the Chairman of the Board and Chief Executive Officer of International Lease Finance Corporation, which leases and finances commercial jet aircraft.

Mr. Udvar‑Hazy is recognized as one of the leading experts in the aviation industry, and contributes to the Board the wisdom and insight he has accumulated through a lengthy, distinguished career in aviation, aircraft leasing and finance. The Company has benefitted greatly from Mr. Udvar‑Hazy’s recognized position in the aviation industry, including introductions to his vast industry contacts and networking opportunities. In addition to his extensive industry experience, Mr. Udvar‑Hazy is extremely knowledgeable of the Company’s operations and opportunities, having served as a director of the Company for more than 32 years.

The Board believes that Mr. Udvar‑Hazy’s even temperament and ability to encourage discussion, together with his experience as a chief executive officer and director of other successful organizations in the airline industry, make him an effective Lead Independent Director.

Other Directorships:	Mr. Udvar‑Hazy is Executive Chairman of the Board of Air Lease Corporation.

James L. Welch

Age:	64
Director Since:	2007
Committees:	Member of the Audit Committee; Member of the Nominating and Corporate Governance Committee; Member of the Safety and Compliance Committee
Principal Occupation:	Retired Chief Executive Officer of YRC Worldwide Inc. (“YRC Worldwide”).
Experience:

From July 2011 until his retirement in July 2018, Mr. Welch served as the Chief Executive Officer of YRC Worldwide, a provider of global, national and regional ground transportation services. From 2008 until July 2011, Mr. Welch served as the President and Chief Executive Officer of Dynamex, Inc., a provider of same‑day transportation and logistics services in the United States and Canada. During 2007 and 2008 he served as Interim Chief Executive Officer of JHT Holdings, a holding company of multiple enterprises engaged in automotive transport and management services. From 2000 until 2007, Mr. Welch served as the President and Chief Executive Officer of Yellow Transportation, an international transportation services provider.

Mr. Welch has over 34 years of senior executive experience in the transportation sector, including valuable experience in the leadership of large and varied groups. That experience includes extensive experience working with organized labor groups, including labor unions. Mr. Welch’s insights have been particularly valuable to the Board as the Company has addressed labor and related issues arising in the operation of SkyWest Airlines. Mr. Welch also contributes to the Board valuable practical experience in the operation of a large enterprise, as well as the perspective of a successful entrepreneur.

Other Directorships:	Mr. Welch serves as a director for Schneider, Inc.

EXECUTIVE OFFICERS

In addition to Russell A. Childs, the Chief Executive Officer of the Company, whose biographical information is set forth above, the following individuals served as executive officers of the Company or its operating subsidiaries during 2018.

Robert J. Simmons, 56, is the Chief Financial Officer of Company and its operating subsidiary, SkyWest Airlines. He is responsible for the areas of finance, accounting, treasury and investor relations for the Company and its subsidiaries.

From 2009 until his appointment as Chief Financial Officer in March 2015, Mr. Simmons served as a Partner with Bendigo Partners, LLC. (“Bendigo Partners”), a privately held firm focused on technology-based financial services as private equity investors and operational consultants. In his role with Bendigo Partners, Mr. Simmons was responsible for portfolio management. He served as Chief Financial Officer for E*TRADE Financial Corporation from 2003 to 2008 and as Corporate Treasurer for E*TRADE Financial Corporation from 2001 to 2003. He has accumulated more than 30 years of finance and treasury experience in various leadership positions at companies including Oracle, Iomega, and Bank of America. Mr. Simmons holds a master’s degree in business administration, with an emphasis in finance from the Kellogg Graduate School of Management at Northwestern University, and graduated magna cum laude with a bachelor’s degree in international business from Brigham Young University.

Wade J. Steel, 43, is the Chief Commercial Officer of the Company and its operating subsidiary, SkyWest Airlines. He is responsible for the Company’s contractual relationships with American Airlines, Inc. (“American”), Delta Air Lines, Inc. (“Delta”), United Airlines, Inc. (“United”) and Alaska Airlines, Inc. (“Alaska”), development of new business opportunities with network airlines, fleet management and information technology. He also plays a vital role in the strategic planning and development opportunities of the Company.

Mr. Steel was initially employed with the Company in March 2007 as Director of Financial Planning and Analysis. He held this position until May 2011, when he was appointed to serve as Vice President – Controller for SkyWest Airlines. From May 2014 until Mr. Steel’s appointment as Chief Commercial Officer of the Company in March 2015, he served as the Executive Vice President and acting Chief Financial Officer of the Company, with responsibility for the areas of finance, treasury, investor relations and information technology for the Company and its subsidiaries. Prior to joining the Company, Mr. Steel was a certified public accountant employed by a public accounting firm.

Michael B. Thompson, 43, is the Chief Operating Officer of SkyWest Airlines. He is responsible for oversight of all aspects of SkyWest Airlines’ operations, including safety, quality, flight operations, maintenance and customer service. He also oversees SkyWest Airline’s operational relationships with American, Delta, United and Alaska.

Mr. Thompson was initially employed with the Company in April 2001 as Operations Analyst and was later named Director of Market Planning. In 2007 he was named Vice President of Market Development of SkyWest Airlines, in which position he served until May 2014, when he was appointed to serve as Chief Operating Officer of SkyWest Airlines.

Eric J. Woodward, 47, is the Chief Accounting Officer of the Company and its operating subsidiary, SkyWest Airlines. He is responsible for the oversight of the Company’s financial accounting practices, internal controls and reporting to the Securities and Exchange Commission.

Mr. Woodward was employed in various other capacities with the Company from April 2004 until April 2007 and served as the Company’s Vice President – Controller from April 2007 until May 2011, when he was appointed to serve as Chief Accounting Officer of the Company. Mr. Woodward is a certified public accountant.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines and periodically reviews and ratifies those guidelines, including most recently on February 5, 2019. The Corporate Governance Guidelines can be accessed at the Company’s website, inc.skywest.com. The Corporate Governance Guidelines supplement the Company’s Bylaws and the charters of the Board’s committees. Excerpts from the principal sections of the Company’s Corporate Governance Guidelines are noted below.

Director Independence

At a minimum, the Board will have a majority of directors who meet the criteria for independence as required by The Nasdaq Global Select Market.

Director Qualifications

Criteria for Membership

The Company’s Nominating and Corporate Governance Committee is responsible for annually reviewing with the Board the desired skills and characteristics of directors, as well as the composition of the Board as a whole.

Terms and Limitations

All directors currently stand for election each year. The Board does not believe it should establish a limit on the number of times that a director may stand for election.

Retirement

Directors are required to submit their resignation from the Board when their term expires upon reaching the age of 75 years old. The Board will accept the resignation unless the Nominating and Corporate Governance Committee recommends otherwise. Directors generally will not be nominated for election following their 75th birthday.

Ownership of Company Stock

Directors are required to own shares of Common Stock having a value equal to at least five times the cash component of their annual base compensation.

Director Responsibilities

General Responsibilities

The basic responsibility of directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders.

Oversight of Management

The Board is responsible for encouraging the Company’s management to effectively implement policies and strategies developed by the Board, and to provide dynamic leadership of the Company.

Board Meetings and Materials

Frequency of Meetings

The Board has four regularly scheduled in person meetings per year. As determined necessary by the Board and in order to address the Company’s needs, special meetings of the Board, including telephonic meetings, are convened from time to time.

Meeting Responsibilities

Absent extraordinary circumstances, directors of the Company should attend all Board meetings, meetings of the committee(s) on which they serve and shareholder meetings. The Chairman of the Board is responsible for establishing the agenda for each Board meeting. Each director is free to suggest the inclusion of items on the agenda and to raise at any Board meeting subjects that are not on the agenda for that meeting.

Executive Sessions of Independent Directors

The Company’s independent directors meet in executive session regularly, generally quarterly. The independent directors may either choose one director annually to serve as the Lead Independent Director and to preside at all executive sessions or establish a procedure by which a Lead Independent Director will be selected. The independent directors of the Company have chosen Mr. Udvar‑Hazy to serve as the Lead Independent Director.

Director Compensation

The form and amount of director compensation is determined by the Board based on general principles established on the Nominating and Corporate Governance Committee’s recommendation. These principles are in accordance with the policies and principles set forth in the Nominating and Corporate Governance Committee’s charter and are intended to be consistent with rules established by The Nasdaq Global Select Market, including those relating to director independence and to compensation of Audit Committee members.

Chief Executive Officer Evaluation and Management Succession

The Nominating and Corporate Governance Committee conducts an annual review to assess the performance of the Company’s Chief Executive Officer. The Nominating and Corporate Governance Committee communicates the results of its review to the other directors in a meeting that is not attended by the Chief Executive Officer. The directors of the Company, excluding the Chief Executive Officer, review the Nominating and Corporate Governance Committee’s report to assess the Chief Executive Officer’s leadership in the long and short‑term, as well as the Company’s long‑term succession plans.

Annual Evaluations

The Board conducts an annual evaluation to determine if the Board and its committees are functioning effectively. The Nominating and Corporate Governance Committee solicits comments from all of the Company’s directors and reports annually to the Board with an assessment of the Board’s performance. Each of the Board’s standing committees conducts an annual evaluation to assess the performance of the applicable committee.

Review and Access to Guidelines

The Nominating and Corporate Governance Committee reviews the Company’s Corporate Governance Guidelines at least annually, then, as it deems appropriate, recommends amendments to the Board.

Board Leadership Structure and Director Independence

Although the Board does not have a formal policy as to whether the roles of Chairman of the Board and Chief Executive Officer should be combined or separated, from 1991 until January 2016, Jerry C. Atkin served as both Chairman of the Board and Chief Executive Officer of the Company. In January 2016, the Board appointed Russell A. Childs to serve as the Chief Executive Officer of the Company, which resulted in the separation of the roles of Chairman of the Board and Chief Executive Officer. Currently, Mr. Atkin serves as Chairman of the Board and Mr. Childs serves as the Chief Executive Officer. The Board believes that such separation allows Mr. Childs to focus his time and energy on managing the Company’s business on a day-to-day basis, while also leveraging Mr. Atkin’s background with the Company, perspective and vast experience in the aviation industry as he devotes his time and attention to matters of Board oversight. Accordingly, the Board has determined that the Company’s Board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company, and the unique skills and experience of each of Mr. Atkin and Mr. Childs.

The Company is committed to independent Board oversight. Pursuant to the Company’s Corporate Governance Guidelines, all of the Company’s directors (other than Messrs. Atkin and Childs) meet the standards of independence applicable to the Company, and the Board has designated Steven F. Udvar-Hazy as Lead Independent Director. As Lead Independent Director, Mr. Udvar-Hazy is empowered to prepare agendas for and conduct meetings of the non-management directors, communicate with the Chairman of the Board, disseminate information to the Board, and raise issues with management on behalf of the independent directors when appropriate. The Board’s independent oversight function is enhanced by the fact that the Audit, Compensation, Nominating and Corporate Governance and Safety and Compliance Committees are comprised entirely of independent directors.

The Board believes no single leadership model is right for all companies at all times. The Board recognizes that, depending on the circumstances, other leadership models may be appropriate. The independent directors and the Nominating and Corporate Governance Committee regularly review the Company’s leadership structure and, depending on the Company’s needs and the available resources, the Board may modify the Company’s existing leadership structure.

Communications with the Board

Shareholders and other interested parties may communicate with one or more directors or the non‑management directors as a group in writing by regular mail. The following address may be used by those who wish to send such communications by regular mail:

Board of Directors or Name of Individual Director(s)
c/o Chief Financial Officer
SkyWest, Inc.
444 South River Road
St. George, UT 84790

Code of Ethics

The Company has adopted a Code of Ethics for Directors and Senior Executive Officers (the “Code of Ethics”), which is available on the Company’s website, inc.skywest.com. The Code of Ethics includes the following principles related to the Company’s directors and executive officers:

•	Act ethically with honesty and integrity;
•	Promote full, fair, accurate, timely and understandable disclosure in reports and documents filed with the Securities and Exchange Commission and other public communications;

•	Comply in all material respects with laws, rules and regulations of governments and their agencies;
•	Comply in all material respects with the listing standards of the stock exchange where the shares of Common Stock are traded;
•	Respect the confidentiality of information acquired in the course of performing work for the Company, except when authorized or otherwise legally obligated to disclose the information;
•	Do not use confidential information of the Company for personal advantage or for the benefit of acquaintances, friends or relatives; and
•

In order to avoid the appearance that any Company employee is trading on inside information, not engage in speculative trading such as short sales or trade in puts, calls, or other options on the Company’s or its affiliates’ stock, and not purchase or use, directly or indirectly, financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s securities.

A copy of the Code of Ethics is posted to the Company’s website at inc.skywest.com. Copies of the Code of Ethics will be provided to any shareholder upon written request to Robert J. Simmons, Chief Financial Officer of the Company, 444 South River Road, St. George, Utah 84790, Telephone: (435) 634-3200. The Company will promptly disclose any waivers of, or amendments to, certain provisions of the Code of Ethics on its website.

Corporate Sustainability

We understand the importance of ensuring the satisfaction and security of our customers, employees, investors and other stakeholders through an unwavering commitment to corporate integrity, no matter the environment. We also believe good governance is a source of competitive advantage. Our Board of Directors, which is responsible for the control and direction of the Company and governed by a Code of Ethics, represents and is accountable to our shareholders. Our corporate governance policies are designed both for compliance and to drive effective use of the collective skills and experience of our directors, officers and employees for ethical, responsible, and superior performance. In addition to our overall dedication to ethical and accountable business practices, our corporate sustainability efforts include the areas of environmental and social sustainability. We take social and environmental responsibility and sustainability seriously.

Environmental Sustainability

As the largest regional airline in the United States, we remain committed to lowering our environmental footprint while continuing to offer the best service to our customers and the communities we serve. Through the use of software and training, we heavily monitor and manage our fuel trends and fuel consumption which leads to better fuel conservation and reductions in emissions. When possible, we try to mitigate the use of fuel, including by taxiing with the use of a single engine, taking steps to improve the efficiency of aircraft routing and using ground power when the plane is parked at the gate. We participate with our major airline partners in recycling programs, and we have implemented recycling initiatives in our facilities to reduce the amount of paper, plastic and other recyclables going to landfills. We have worked aggressively to reduce our reliance on paper manuals and have converted, or are in the process of converting, our manuals and our maintenance logs into electronic form, further eliminating unnecessary waste while increasing efficiencies.

Social Sustainability

We are a dedicated people-first organization, providing various avenues to enhance the quality of life for our customers, employees and communities. We know that if we take good care of our employees, they will take good care of our customers, which will result in value returned to our shareholders. We maintain an employee scholarship program, which awards annual scholarships to employees and their family members to help them in their pursuits of higher education. We are committed to creating a diverse and inclusive workforce, empowering professional growth and development and investing in our employees’ health, emotional and financial wellness. Additionally, we are dedicated to protecting our customers by providing employee training programs focused on, among other topics, safety, fuel conservation, diversity, and procedures for identifying and reporting human trafficking. We continue to seek to increase diversity in the workplace, including by participating in and sponsoring several recruitment and industry events. During 2017, such events included those organized by such organizations as Women in Aviation, Girls in Aviation, National Gay Pilots Association, Organization of Black Aerospace Professionals, Military Organizations, among others.

Risk Oversight

The Board and its committees are involved in overseeing risk associated with the Company and its operations. The Board and the Audit Committee monitor the Company’s credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management and internal and external auditors and other advisors. In its periodic meetings with the internal auditors and the Company’s independent accountants, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks, legal and ethical compliance programs and related-party transactions. The Board and the Nominating and Corporate Governance Committee monitor the Company’s governance and succession risk by regular review with management and outside advisors. The Board and the Compensation Committee monitor Chief Executive Officer succession and the Company’s compensation policies and related risks by regular reviews with management and the Compensation Committee’s outside advisors. The Board and the Safety and Compliance Committee monitor management’s administration of airline flight operations safety and compliance with safety regulations.

Whistleblower Hotline

The Company has established a whistleblower hotline that enables employees, customers, suppliers and shareholders of the Company and its subsidiaries, as well as other interested parties, to submit confidential and anonymous reports of suspected or actual violations of the Code of Ethics.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and shareholders' meetings. The Board met five times during 2018.  All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he or she served during the year ended December 31, 2018, as well as the Company's Annual Meeting of Shareholders held on May 8, 2018.

Committees of the Board

The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities: (1) Audit, (2) Compensation, (3) Nominating and Corporate Governance and (4) Safety and Compliance. The Board may, from time to time, establish or maintain additional committees as the Board deems necessary or appropriate. All the standing committees are comprised solely of non‑employee, independent directors as defined by The Nasdaq Global Select Market listing standards. Charters for each committee are available on the Company’s website, inc.skywest.com.

The table below shows current membership for each of the standing Board committees.

Nominating & Corporate
Audit	Compensation	Governance	Safety and Compliance
W. Steve Albrecht*	Keith E. Smith*	Steven F. Udvar-Hazy*	Andrew C. Roberts*
Henry J. Eyring	Henry J. Eyring	W. Steve Albrecht	Meredith S. Madden
Andrew C. Roberts	Meredith S. Madden	Ronald J. Mittelstaedt	Ronald J. Mittelstaedt
Keith E. Smith	Ronald J. Mittelstaedt	James L. Welch	James L. Welch
James L. Welch	Steven F. Udvar-Hazy

*Committee Chairman

Audit Committee

The Audit Committee has five members and met eight times during the year ended December 31, 2018. The Board has determined that Mr. W. Steve Albrecht, Chairman of the Audit Committee, is an “audit committee financial expert” within the meaning established by the Securities and Exchange Commission.

The Audit Committee’s responsibilities, which are discussed in further detail in its charter, include the responsibility to:

•	Establish and implement policies and procedures for review and approval of the appointment, compensation and termination of the independent registered public accounting firm;
•	Review and discuss with management and the independent registered public accounting firm the audited financial statements of the Company and the Company’s financial disclosure practices;
•	Pre‑approve all audit and permissible non‑audit fees;
•	Provide oversight of the Company’s internal auditors;
•

Hold meetings periodically with the Company’s independent registered public accounting firm, the Company’s internal auditors and management to review and monitor the adequacy and effectiveness of the Company’s financial reporting, internal controls and risk assessment and compliance with Company policies;

•	Review the Company’s consolidated financial statements and related disclosures;
•	Review with management and the Company’s independent registered public accounting firm and approve disclosure controls and procedures and accounting principles and practices; and
•	Perform other functions or duties deemed appropriate by the Board.

Additional information regarding the Audit Committee’s processes and procedures is addressed below under the heading “Audit Committee Disclosure.” The Report of the Audit Committee is set forth on page 71 of this Proxy Statement.

Compensation Committee

The Compensation Committee has five members and met three times during the year ended December 31, 2018. The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include the responsibility to:

•	In consultation with the Company’s senior management, establish the Company’s general compensation philosophy and oversee the development and implementation of the Company’s compensation programs;
•

Recommend to the Board the base salary, incentive compensation and any other compensation for the Company’s Chief Executive Officer and review and approve the Chief Executive Officer’s recommendations for the compensation of all other officers of the Company;

•	Administer the Company’s incentive and stock‑based compensation plans, and discharge the duties imposed on the Compensation Committee by the terms of those plans;
•	Review and approve any severance or termination payments proposed to be made to any current or former officer of the Company;
•	Prepare and issue the report of the Compensation Committee required by the rules of the Securities and Exchange Commission; and
•	Perform other functions or duties deemed appropriate by the Board.

Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed below under the Heading “Compensation Discussion and Analysis.” The report of the Compensation Committee is set forth on page 39 of this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee has four members and met twice during the year ended December 31, 2018. The Nominating and Corporate Governance Committee’s responsibilities, which are discussed in detail in its charter, include the responsibility to:

•	Develop qualifications and criteria for selecting and evaluating directors and nominees;
•	Consider and propose director nominees;
•	Make recommendations to the Board regarding Board compensation;
•	Make recommendations to the Board regarding Board committee memberships;
•	Develop and recommend to the Board corporate governance guidelines;
•	Facilitate an annual assessment of the performance of the Board and each of its standing committees;

•	Consider the independence of each director and nominee for director; and
•	Perform other functions or duties deemed appropriate by the Board.

Safety and Compliance Committee

The Safety and Compliance Committee has four members and met twice during the year ended December 31, 2018. The responsibilities of the Safety and Compliance Committee, which are discussed in detail in its charter, include the responsibility to:

•	Review and make recommendations to the Board addressing airline flight operations, safety and compliance with safety regulations;
•

Periodically review with the Company’s management, and such advisors as the Safety and Compliance Committee deems appropriate, aspects of flight operations, safety and compliance with safety regulations; and

•	Monitor and provide input with respect to management’s efforts to create and maintain a safety culture within the Company’s operations.

Nomination Process

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted shareholder recommendations for candidates to serve as directors of the Company. In evaluating those recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria described below. Any shareholder wishing to recommend a candidate for consideration by the Nominating and Corporate Governance Committee should submit a recommendation in writing indicating the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as a director. This information should be addressed to Jerry C. Atkin, Chairman of the Board of the Company, 444 South River Road, St. George, Utah 84790.

As contemplated by the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board at least annually. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating and Corporate Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board may vary in light of its composition and the Nominating and Corporate Governance Committee’s perceptions about future issues and needs. Among the factors the Nominating and Corporate Governance Committee considers, which are outlined in the Corporate Governance Guidelines, are independence, diversity, age, skills, integrity and moral responsibility, policy‑making experience, ability to work constructively with the Company’s management and directors, capacity to evaluate strategy and reach sound conclusions, availability of time and awareness of the social, political and economic environment.

In addition, although the Board does not have a formal policy regarding diversity, it believes that ethnic, gender and cultural diversity among its members can provide value and is important. In considering a potential new candidate, the Board considers whether he or she would increase the Board’s ethnic, gender or cultural diversity.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating director nominees. The Nominating and Corporate Governance Committee assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through various means, including current directors, professional search firms, shareholder recommendations or other referrals. Candidates are evaluated at meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. All director‑nominee recommendations which are properly submitted to the Nominating and Corporate Governance Committee are aggregated and considered by the Nominating and Corporate Governance Committee at a meeting prior to the issuance of the proxy statement for the next annual meeting of shareholders. Any materials provided by a shareholder in connection with the recommendation of a director candidate are forwarded to the Nominating and Corporate Governance Committee, which considers the recommended candidate in light of the director qualifications discussed above. The Nominating and Corporate Governance Committee also reviews materials provided by professional search firms, if applicable, or other parties in connection with a candidate who is not proposed by a shareholder. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board. The Nominating and Corporate Governance Committee has, on occasion, engaged professional search firms to assist in identifying qualified candidates for Board service. When such firms have been engaged, the Nominating and Corporate Governance Committee has utilized their services principally for the purpose of identifying and screening potential candidates and conducting background research; however, the members of the Nominating and Corporate Governance Committee, as well as other directors of the Company, have conducted interviews with prospective candidates and have performed other functions in completing the nomination process.

Compensation Committee Interlocks and Insider Participation

Keith E. Smith, Ronald J. Mittelstaedt, Henry J. Eyring, Steven F. Udvar-Hazy and Meredith S. Madden served as members of the Compensation Committee during the year ended December 31, 2018. None of the individuals who served on the Compensation Committee during the year ended December 31, 2018 was an officer or employee of the Company in 2018 or any time prior thereto. None of the members of the Compensation Committee during the year ended December 31, 2018 had any relationship with the Company requiring disclosure under Item 404 of Regulation S‑K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). None of the executive officers of the Company served as a member of the Compensation Committee or of any similar committee of any other company whose executive officer(s) served as a director of the Company.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis provides information regarding the Company’s executive compensation objectives, principles, practices and decisions as they relate to the following named executive officers of the Company (the “Named Executives”) for 2018:

•	Russell A. Childs, Chief Executive Officer and President of the Company and its operating subsidiary, SkyWest Airlines (the "Chief Executive");
•	Robert J. Simmons, Chief Financial Officer of the Company and its operating subsidiary, SkyWest Airlines;
•	Wade J. Steel, Chief Commercial Officer of the Company and its operating subsidiary, SkyWest Airlines;
•	Michael B. Thompson, Chief Operating Officer of SkyWest Airlines; and
•	Terry M. Vais, former Chief Operating Officer of ExpressJet Airlines, Inc. (“ExpressJet”)

In connection with the completion of the sale of the Company’s former subsidiary, ExpressJet Airlines, Inc. on January 22, 2019, Mr. Vais ceased serving as the Chief Operating Officer of ExpressJet and transitioned into an operations role with SkyWest. Mr. Childs, Mr. Simmons and Mr. Steel also ceased serving as executive officers of ExpressJet on such date.

This compensation discussion and analysis provides narrative perspective to the tables and disclosure in the tables following this section.

Compensation Objectives and Principles

The overall objective of the Company’s executive compensation programs is to create long‑term value for the Company’s shareholders by attracting and retaining talented executives that effectively manage the Company in a manner that is consistent with the long‑term interest of shareholders.

Accordingly, the executive compensation program incorporates the following principles:

•	The overall compensation package should encourage long‑term focus and shareholder value creation;
•	A significant amount of total compensation should be incentive based, and should correlate rewards with the Company’s financial performance, as well as the achievement of operational objectives;
•	Compensation should be competitive with other airlines in order to attract and retain talented executives;
•	Compensation should be based upon individual responsibility, leadership ability and experience; and
•	Compensation should not encourage the taking of undue risk that could cause material harm to the Company.

All of the Named Executives’ total annual target compensation for 2018 was below the median of our peer group, as further described below.

Current Year Accomplishments

SkyWest made great strides operationally and structurally in 2018, positioning itself for changes in the industry and future profitability by adding new aircraft with improved economics under Mr. Childs’ leadership.

The Company’s income before income taxes under generally accepted accounting principles in the United States (“GAAP”) improved to $366 million in 2018, from $288 million in 2017. GAAP operating income improved to $474 million in 2018, from $388 million in 2017.  These improvements reflected above-median performance against our compensation peer group. The improvements in 2018 were driven, in part, by the following accomplishments:

•	The continued improvement in aircraft fleet mix can be summarized as follows:
o	Took delivery of 39 new Embraer dual-class regional jet ("E175") aircraft and five new CRJ900 aircraft under flying contracts that we believe will improve our profitability;
o	Placed back into service five CRJ200 aircraft into profitable flying arrangements; and
o	Removed twelve ERJ145 aircraft and 36 CRJ700/CRJ900 aircraft from less desirable flying contracts.
•

Despite the intense capital investments required to improve the fleet during 2018 the Company had $689 million in cash and marketable securities at December 31, 2018, which was $4 million higher than at December 31, 2017; and

•

The Company’s net income was  $280 million, or $5.30 per diluted share for the 2018 year, compared to adjusted net income of $182 million, or $3.43 per diluted share for the 2017 year. Net income for 2017 was adjusted by $246.8 million for the tax benefit relating to the Tax Cuts and Jobs Act. Appendix A to this Proxy Statement includes a reconciliation of certain 2016 and 2017 non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

These accomplishments not only improved the Company’s performance in 2018, but the Board believes the fleet and contract improvements will contribute to improved financial performance in future years.

Despite the strong financial performance during 2018 (and in 2016 and 2017), the total compensation during the period for all of the Named Executive Officers was set below the median of our peers.

Executive Compensation Procedures

Role of the Compensation Committee.  The Compensation Committee has responsibility for establishing and monitoring the executive compensation programs and for making decisions regarding executive compensation. The Chief Executive regularly attends the Compensation Committee meetings, and the Compensation Committee also meets regularly in executive sessions. The Chief Executive is not present for deliberations by the Compensation Committee regarding his compensation. The Compensation Committee recommends the Chief Executive’s compensation to the Board, which then reviews and approves the Committee’s recommendation, unless the Committee is required to approve such compensation under applicable law. The Compensation Committee also considers the recommendations of the Chief Executive with respect to compensation of the other Named Executives, and after reviewing such recommendations, determines their compensation. The Compensation Committee also monitors, administers and approves awards under the various incentive compensation plans for all levels within the Company, including awards under the Company’s annual cash incentive plan and 2010 Long‑Term Incentive Plan (the “2010 Plan”). As permitted by the 2010 Plan, the Compensation Committee has delegated its authority to the Chief Executive to approve interim awards under the 2010 Plan to non-executives on a limited basis between meetings of the Compensation Committee.

Role of Consultants.  During 2017 and 2018, the Company and the Compensation Committee received advice from Frederic W. Cook & Co., Inc. (“F.W. Cook”) with respect to executive compensation practices and trends generally and within the airline industry and the peer group listed below. The Company and the Compensation Committee retained F.W. Cook to advise on the amounts and forms of compensation awarded to Named Executives in 2017 and 2018. After conducting an evaluation using the factors established by the Securities and Exchange Commission and The Nasdaq Global Select Market, the Compensation Committee determined that F.W. Cook is independent and that there is no conflict of interest resulting from the engagement of F.W. Cook during 2018. The Compensation Committee has sole authority to hire and fire external compensation consultants.

Industry Compensation Data.  The Compensation Committee also evaluates data regarding the executive compensation programs of other air carriers, as well as other transportation and logistics companies, in order to determine the competitiveness of the Company’s executive compensation programs. The Compensation Committee performed such a review in November 2017 and again in November 2018, which included a review of the executive compensation levels and practices at peer companies with revenue between approximately one-half times and five times SkyWest’s. The peer companies used in both the November 2017 and November 2018 reviews were: Air Canada Inc., Alaska Air Group, Inc., Allegiant Travel Company, Atlas Air Worldwide Holdings, Inc., Genesee & Wyoming Inc., Hawaiian Holdings, Inc., Hub Group, Inc., J.B. Hunt Transport Services, Inc., JetBlue Airways Corporation, Kansas City Southern, Old Dominion Freight Line, Inc., Spirit Airlines, Inc., Werner Enterprises, Inc., WestJet Airlines Ltd., XPO Logistics, Inc., and YRC Worldwide Inc.

The Compensation Committee had the 2017 peer group data available when 2018 Named Executive compensation decisions were made at the start of the year and it had the 2018 compensation peer group data available when it approved cash incentive payouts for 2018.

Compensation Determination.  The Compensation Committee relies on its judgment in making compensation decisions in addition to reviewing relevant information and results. When setting total compensation for each of the Named Executives, the Compensation Committee reviews tally sheets which show the Named Executive’s current compensation, including base pay, annual cash incentive objectives, long‑term, equity‑based compensation objectives, and deferred compensation retirement funding. The executive compensation procedures and the Compensation Committee assessment process take into account these tally sheets as well as the industry compensation data described above, individual performance and contributions, company performance, the results of the most recent say-on-pay vote, performance expected in the current and upcoming years, and such other factors as the Compensation Committee determines are appropriate. The Compensation Committee has the sole discretion to award compensation and make adjustments to awards based on its review of relevant information and other unusual or non‑recurring items.

However, the Company does not believe that it is appropriate to establish compensation levels solely by benchmarking. The Company does not target specific pay levels and uses the peer company market data for context. The Company’s directors rely upon their judgment in making compensation decisions, after reviewing the factors described above. While competitive market compensation paid by other companies is one of the many factors that the Company considers in assessing the reasonableness of compensation, the Company does not attempt to maintain a certain target percentile within a peer group or otherwise rely entirely on that data to determine executive officer compensation. Instead, the Company's compensation determination processes are designed to be flexible in an effort to respond to and adjust for the evolving business environment and individual circumstances. Nevertheless, the total direct compensation for all of SkyWest’s Named Executives in this proxy, as reported in the Summary Compensation Table, was below the median of similar positions in the peer group.

In addition, the review of peer data in November 2017 and then again in November 2018 showed that the total annual target compensation levels for the Named Executives generally approximated the 25th percentile of the Company’s peer group of companies, which was considerably less than relative total shareholder return and earnings per share growth compared to the compensation peer group over one, three, and five years.

The Company strives to achieve an appropriate mix between long-term equity incentive awards and cash payments in order to meet its objectives. Any apportionment objective is not applied rigidly and does not control its compensation decisions. The Company’s mix of compensation elements is designed to reward recent results, align compensation with shareholder interests and fairly compensate executives through a combination of cash and equity incentive awards.

Compensation Committee Consideration of Shareholder Advisory Vote. At the Company’s Annual Meeting of Shareholders held in May 2018, the Company submitted the compensation of its named executive officers to the Company’s shareholders in a non‑binding vote. The Company’s executive compensation program received the support of more than 98% of votes cast. The Compensation Committee considered the results of the 2018 vote and views the outcome as evidence of positive shareholder support of its executive compensation decisions and policies.

The Compensation Committee continued to refine the Company’s executive compensation program for 2018 in an effort to better align the compensation packages of the Named Executives with the executive compensation programs of other regional carriers and major airlines and to recognize that the Chief Executive and much of the leadership team is relatively new in their roles. The Compensation Committee will continue to review the peer group data and future shareholder voting results, including the voting results with respect to “Proposal 2—Advisory Vote on Named Executive Compensation” described in this Proxy Statement, and determine whether to make any changes to the Company’s executive compensation program in light of such data and voting results.

Elements of Compensation

The Company’s executive compensation objectives and principles are implemented through the use of the following principal elements of compensation, each discussed more fully below:

•	Salary
•	Annual Cash Incentive
•	Long‑Term Incentive Awards
•	Retirement and Other Benefits

The compensation components for each Named Executive for 2018 are more fully described in the following paragraphs.

Salary.  Salary is provided with the objective of paying for the underlying role and responsibility associated with the Named Executive’s position, which the Compensation Committee believes allows the Company to attract and retain qualified executives. The Named Executives’ salaries are set at levels that the Compensation Committee believes are generally competitive with the compensation paid to officers in similar positions at other airlines. Salary adjustments are considered annually and influenced by growth of the Company’s operations, individual performance, changes in responsibility, changes in cost of living, and other factors. Mr. Childs was provided a $40,000 increase to his base salary for 2018 over his 2017 base salary. Messrs. Steel and Vais were provided a $15,000 increase to their base salaries for 2018 over their respective 2017 base salaries.  Messrs. Simmons and Thompson were provided a $10,000 increase to their base salaries for 2018 over their respective 2017 base salaries. The salaries of the Named Executives are set forth in the Summary Compensation Table immediately following this section. The salaries of all Named Executives in 2018 were below the median salary level of similar positions in our peer group.

Annual Cash Incentive.  In an effort to encourage achievement of the Company’s objectives, an annual performance‑based cash incentive plan is maintained for the Named Executives. The combination of salary and annual cash incentives is intended to result in a cash compensation package for each Named Executive that, when performance objectives are met, falls within competitive market standards as determined by the Compensation Committee based on its review of the peer group company data, as well as its understanding of other regional and major air carrier executive compensation programs. The review of market data in November 2018 showed that the 2018 total cash opportunity of the Named Executives, consisting of salary plus target cash incentive, and approximated the 25th percentile for all Named Executives when compared to the peer group competitive market data.

The purpose of the annual cash incentive program is to reward the Named Executives with an annual cash incentive in an amount that correlates (i) in part, to one or more financial objectives achieved for the year; and (ii) in part, to the achievement of one or more specific operational objectives during the year. The 2018 annual target incentive opportunity was 110% of salary for Mr. Childs and 80% of salary for Messrs. Simmons, Steel, Thompson and Vais, and their potential annual incentive was allocated by the Compensation Committee for the Named Executives between the applicable financial and operational objectives. The Named Executives were eligible for a maximum cash incentive payout of 200% of their salaries. The differing percentages for the Named Executives are due to differing entity level responsibilities.

2018 Corporate Performance Objectives.  For 2018 annual incentive determination purposes, the Compensation Committee determined that pre-tax earnings would be the financial objective and that controllable completion and/or controllable on time departures would be the operational objectives. In the case of Messrs. Childs, Simmons and Steel, the applicable pre-tax earnings objective and controllable completion objective were based on the pre-tax earnings and controllable completion of the entire Company. This is because they are corporate level executives with Company-wide responsibility and accountability. Mr. Thompson’s pre-tax earnings objective, controllable completion objective and controllable on time departure objective were set solely based on the SkyWest Airlines operating segment, since this is his area of responsibility and accountability. Similarly, Mr. Vais was principally engaged in running the operations of the ExpressJet operating segment, so his pre-tax earnings objective, controllable completion objective were set to reflect ExpressJet performance.

•

2018 Financial Objective. In setting the 2018 pre-tax earnings objective, the Compensation Committee considered both the planned 2018 budget, as well as the level of pre-tax earnings that would reflect strong performance and generate shareholder value. The pre-tax earnings objective was set to encourage continued focus on profitability and to facilitate the exchange of best practices between the Company’s operating subsidiaries.

•

2018 Operational Objective. A portion of the Named Executives’ annual cash incentives is based on achievement of operating objectives established at the start of the year. The Compensation Committee believes the use of operating objectives allows for consideration of operating execution and achievements that may not be reflected by corporate financial performance. For 2018, the Compensation Committee determined that the operational objectives would be tied to controllable completion and, for Mr. Thompson, both controllable completion and controllable on time departures. Controllable completion is the percentage of completed scheduled flights over which the Company had control, excluding cancelled flights due to uncontrollable factors such as weather. Controllable on time departures is the percentage of flights departing the gate at or before scheduled departure time over which SkyWest Airlines had control, excluding delayed flights due to uncontrollable factors such as weather.

The Compensation Committee established threshold, target and maximum objectives for each of the financial and operational objectives. At threshold performance achievement, the Named Executives were able to earn 50% of their target annual incentive, while the maximum performance allowed by the Named Executives to earn 200% of their target annual incentive.

At year‑end, the Compensation Committee reviewed the actual pre-tax earnings and operating performance for the year and determined the extent to which the applicable objectives were met. The actual amount of the cash incentive payment for each Named Executive is determined by the Compensation Committee based on the Company’s and/or applicable subsidiary’s achievement of the foregoing objectives and the actual cash incentives paid for 2018 were based on the pre-established 2018 cash incentive formula, without application of discretion.

The table below includes the “threshold,” “target” and “maximum” objectives assigned by the Compensation Committee for the corporate performance measures for 2018 and the 2018 performance relative to those objectives for the Named Executives (dollars in millions).

							Other
		2018 Annual Cash Incentive Objectives				Chief Executive	Named Executives
						Achieved Results	Achieved Results
	Weight	Threshold	Target	Maximum	Achieved	(% of Salary)	(% of Salary)
SkyWest, Inc.
Pre-tax Earnings ($millions)	75.0%	$292.0	$333.0	$374.0	$366.3	149.3%	108.6%
Operating Objective - Controllable completion	25.0%	99.2%	99.5%	99.7%	99.9%	55.0%	40.0%
SkyWest Airlines
Pre-tax Earnings ($millions)	70.0%	$241.0	$276.0	$311.0	$308.5		108.1%
Operating Objective - Controllable completion	20.0%	99.3%	99.5%	99.8%	99.9%		32.0%
Operating Objective - Controllable departures	10.0%	73.5%	78.5%	83.5%	80.2%		10.7%
ExpressJet
Pre-tax Earnings ($millions)	50.0%	$(20.0)	$(10.0)	$0.0	$(15.8)		28.4%
Operating Objective - Controllable completion	50.0%	99.3%	99.5%	99.8%	99.9%		80.0%

The Company’s achieved pre-tax earnings of $366.3 million for purposes of the 2018 annual incentive plan payouts included certain adjustments to GAAP pre-tax earnings, including special items consisting of unusual or non-recurring items such as prorate fuel price changes and ExpressJet early contract wind down costs. The Compensation Committee believes these adjustments to GAAP pre-tax earnings lead to continued focus on long-term profitability and incentivize Named Executives to make beneficial long-term business decisions and will enhance the Company’s long-term financial performance and ability to respond to its major airline partners’ future needs.

The corresponding annual cash incentive payments earned for each Named Executive based on performance versus the annual cash incentive objectives during the year ended December 31, 2018, are set forth below as a percentage of the Named Executive’s salary.

								Total
	Threshold	Target	Maximum					Annual		Total
	Annual	Annual	Annual	Pre-tax		Operating		Cash	Target	Annual
	Cash	Cash	Cash	Earnings		Objectives		Incentive	Annual	Cash
	Incentive	Incentive	Incentive	(% of Salary)		(% of Salary)		Results	Cash	Incentive
	(% of	(% of	(% of	Weight		Weight		(% of	Incentive	Results
	Salary)	Salary)	Salary)	at Target	Results	at Target	Results	Salary)	($)	($)
Russell A. Childs	50.0%	110.0%	220.0%	82.5%	149.3%	27.5%	55.0%	204.3%	$506,000	$940,728
Robert J. Simmons	40.0%	80.0%	160.0%	60.0%	108.6%	20.0%	40.0%	148.6%	$268,000	$498,251
Wade J. Steel	40.0%	80.0%	160.0%	60.0%	108.6%	20.0%	40.0%	148.6%	$252,000	$468,505
Michael B. Thompson	40.0%	80.0%	160.0%	56.0%	108.1%	24.0%	42.7%	150.8%	$196,000	$368,480
Terry M. Vais	40.0%	80.0%	160.0%	40.0%	28.4%	40.0%	80.0%	108.4%	$212,000	$287,260

If the Company’s pre-tax earnings or operating objective achieved results were between two achievement levels, “threshold,” “target” and “maximum”, the earned achievement was determined by linear interpolation between the applicable achievement levels.

Amount of 2018 Performance‑Based Annual Cash Incentive.  The total annual performance‑based cash incentive amounts earned by the Named Executives for 2018 are included in the amounts shown in the Summary Compensation Table below under the caption heading “Non‑Equity Incentive Plan Compensation.”

Long‑Term Incentive Awards.  The Company grants discretionary long‑term incentive awards, in the form of restricted stock units and performance shares to the Named Executives annually.

Long‑term incentive awards are made to encourage the Named Executives to continue their engagement with the Company throughout the vesting periods of the awards and to align management and shareholder interests. In making awards to the Named Executives, the grant size and the appropriate mix of equity‑based awards are considered. The Compensation Committee generally grants long‑term incentive awards at its first meeting of each year. Long‑term incentive awards generally vest only if the Named Executive remains employed by the Company for three years from the date of grant. The Compensation Committee believes the three‑year cliff‑vesting schedule for time-based restricted stock unit awards assists in retaining Named Executives and encourages the Named Executives to focus on the Company’s long‑term performance. Commencing with long-term incentive awards granted during 2018, long-term incentive awards granted to the Named Executives will accelerate under certain circumstances, as described below.

In granting restricted stock units and performance shares to the Named Executives, the Compensation Committee also considers the impact of the grant on the Company’s financial performance, as determined in accordance with the requirements of FASB Accounting Standards Codification Topic 718 (ASC Topic 718). For long‑term incentive awards, the Company records expense in accordance with ASC Topic 718. The amount of expense recorded pursuant to ASC Topic 718 may vary from the corresponding compensation value used in determining the amount of the awards.

Amount and allocation of grant—For 2018, the total annual targeted long‑term incentive grant value was $1,700,000 for Mr. Childs, $725,000 for Mr. Simmons, $675,000 for Mr. Steel,  $600,000 for Mr. Thompson and $580,000 for Mr. Vais. The Compensation Committee established these annual targeted amounts to provide a competitive pay package and ensure that a large portion of each Named Executive’s compensation was based on continuing long‑term service and correlated to the creation of shareholder value. This has been the Compensation Committee’s policy for several years, but is subject to review and continuation or modification each year by the Compensation Committee. Each Named Executive’s 2018 long‑term incentive award was allocated among the two types of long‑term incentive awards as follows: restricted stock units and performance shares. The target value of 2018 equity compensation was below the median of the 2017 and the 2018 peer data reviewed by the Compensation Committee for all Named Executive Officer positions.

Restricted stock unit and performance share grants in 2018 were made pursuant to the Company’s 2010 Plan, as shown in greater detail below and in the table labeled “Grants of Plan Based Awards.”

The following table summarizes the number and nature of long‑term incentive awards granted to the Named Executives by the Company in 2018 under the 2010 Plan.

	Time Vesting Awards	Performance Vesting Awards
	Number of Restricted Stock Units	“Target” Performance Shares (1)
Russell A. Childs	12,734	19,101
Robert J. Simmons	5,431	8,146
Wade J. Steel	5,056	7,584
Michael B. Thompson	4,494	6,742
Terry M. Vais	4,345	6,517

(1)	Number of performance shares if 100% of target is achieved, although the threshold earnout is 50% of target and the maximum earnout is 200% of target.

Restricted Stock Units—The Company granted restricted stock units to the Named Executives in 2018 under the 2010 Plan. Restricted stock units comprised 40% of each Named Executive's 2018 long‑term incentive compensation. The restricted stock units awarded to a Named Executive entitle the Named Executive to receive a designated number of shares of Common Stock upon completion of a three‑year vesting period, measured from the date of grant. Until the vesting date, the shares underlying the restricted stock units are not issued and outstanding. Accordingly, the Named Executive is not entitled to vote or receive dividends on the shares underlying his restricted stock units unless and until those restricted stock units vest. The purpose of the restricted stock unit component is to support continued employment through volatile economic and stock market conditions, to manage dilution overhang, and to align officers’ interests with maintaining shareholder value already created as well as future value creation. The Compensation Committee believes this approach mitigates the incentive for Named Executives to take unnecessary risks and helps retain the Named Executives’ expertise through continued employment. Restricted stock unit awards deliver significantly greater share‑for‑share compensation value at grant than do stock options, and the Company can offer what it anticipates will be comparable grant date compensation value with approximately 65% fewer shares than if the grant were made solely with stock options.

Performance Shares.

2018-2020 Performance Share Awards.  The remaining component of each Named Executive’s 2018 annual long‑term incentive compensation was performance shares payable in Common Stock under the 2010 Plan. Performance share value comprised 60% of each Named Executive's 2018 long-term incentive compensation (target performance share value is stock price at grant multiplied by the shares earned if the objectives are achieved). The purpose of the performance share awards is to reward achievement of the three-year financial plan, which the Company believes will also support shareholder value achievement. Under each Named Executive’s performance shares award, a number of performance shares will vest upon completion of a three-year performance period from the date of the grant (subject to the Named Executive’s continued employment through the vesting date), based on the achievement of certain corporate performance objectives.

For purposes of the performance share awards granted in 2018, which will be eligible to vest based on corporate performance during the three-year performance period ending December 31, 2020 (the “2018-2020 PSU Awards”), the Compensation Committee set three-year performance share objectives, based on cumulative three-year adjusted pre-tax earnings and three-year average return on capital objectives. Under each Named Executive’s performance share award, the performance shares are eligible to vest (and be settled in shares of Common Stock) upon completion of the three-year performance period (subject to the Named Executive’s continued employment through the last day of the performance period), based on the level of adjusted pre-tax earnings and adjusted return on invested capital actually attained in aggregate over the 2018 to 2020 calendar years. Until the vesting date, the shares underlying the performance shares are not issued and outstanding. Accordingly, the Named Executive is not entitled to vote or receive dividends on the shares underlying his performance shares unless and until those performance shares vest. For purposes of the 2018-2020 PSU Awards, return on invested capital for any calendar year is defined as the Company's adjusted operating income for such year divided by the Company's average invested capital for such calendar year.

The Compensation Committee’s philosophy for setting performance share targets is to set maximum targets that will be difficult for the Named Executives to achieve on a consistent basis. For the 2018-2020 PSU Awards, the Compensation Committee established threshold, target and maximum performance levels for each of the two corporate performance objectives, with the actual number of performance shares that will vest to be adjusted in proportion to the extent to which the combined actual results varied from the target levels of performance. The performance shares are allocated 60% to the cumulative three-year adjusted pre-tax earnings objective and 40% to the three-year average return on invested capital objective in determining the actual awarded performance shares payable in Common Stock. Specifically, a number of performance shares attributable to each objective according to the weightings assigned by the Compensation Committee will be earned ranging from 50% (for threshold performance) to 100% (for target performance) to 200% (for maximum performance), with performance in between such levels determined by linear interpolation. If performance is below the threshold level for one or more of the objectives, no performance shares will be earned with respect to such objective(s).

The corporate objectives for the 2018-2020 PSU Awards for each Named Executive were based on the Company-wide performance, with no individual component or subsidiary-level objectives, in order to encourage teamwork and a collective focus on the creation of long‑term value for the Company’s shareholders. In determining the degree to which the corporate objectives have been attained, the Company’s performance will be automatically adjusted for unusual or non‑recurring items.

Actual results for 2018-2020 PSU Awards are measured over the three-year performance period. Therefore, the degree to which performance shares granted in 2018 ultimately earned will not be determined until the conclusion of the 2020 calendar year.

2016-2018 Performance Shares.

For purposes of the performance share awards granted in 2016, which were eligible to vest based on corporate performance during the three year performance period ending December 31, 2018 (the “2016-2018 PSU Awards”), the Compensation Committee set three-year performance share objectives, based on cumulative three-year adjusted pre-tax earnings, cumulative three-year adjusted earnings per share, and three-year average adjusted return on capital objectives. Under each Named Executive’s performance share award, the performance shares are eligible to vest (and be settled in shares of Common Stock) upon completion of a three-year vesting period from the date of the grant (subject to the Named Executive’s continued employment through the vesting date), based on the level of adjusted pre-tax earnings, adjusted earnings per share and adjusted return on invested capital actually attained in aggregate over the 2016 to 2018 calendar years.

For the 2016-2018 PSU Awards, the Compensation Committee established threshold, target and maximum performance levels for each of the three corporate performance objectives, with the actual number of performance shares that will vest to be adjusted in proportion to the extent to which the combined actual results varied from the target levels of performance. The performance shares were allocated equally between each of the three metrics in determining the actual awarded performance shares payable in Common Stock. Specifically, a number of performance shares attributable to each objective according to the weightings assigned by the Compensation Committee will be earned ranging from 50% (for threshold performance) to 100% (for target performance) to 150% (for maximum performance), with performance in between such levels determined by linear interpolation. If performance was below the threshold level for one or more of the objectives, no performance shares will be earned with respect to such objective(s). In determining the degree to which the corporate objectives were attained, the Company’s performance was to be automatically adjusted for unusual or non‑recurring items.

In February 2019, the Compensation Committee determined the Company’s achievement relative to the objectives previously established for the 2016-2018 PSU Awards as follows (see Appendix A to this proxy statement on page 78 for a reconciliation of certain 2016 and 2017 non-GAAP financial measures used to calculate the achievement levels described below for the most directly comparable financial measures prepared in accordance with GAAP):

				Achieved
	Threshold	Target	Maximum	Performance
Adjusted Pre-tax Income ($ millions) (1)	$649	$727	$796	$887
Adjusted Earnings Per Share (2)	$7.31	$8.17	$8.96	$10.31
Average Return on Invested Capital (3)	13.0%	13.4%	13.8%	14.5%

(1)	Adjusted pre-tax income for the three-year period ending December 31, 2018 was adjusted in 2016 for special items primarily associated with the Company’s 50-seat aircraft of $466 million.

(2)

Adjusted earnings per share for the three-year period ending December 31, 2018 was adjusted in 2016 for special items primarily associated with the Company’s 50-seat aircraft of $466 million and for the Tax Cut and Jobs Act benefit in 2017. For purposes of calculating the 2016-18 PSU awards for the 2018 year, a 40% tax rate was used to determine the 2018 net income to provide consistency with the three-year targets set in 2016, which resulted in 2018 net income for PSU purposes of $219.8 million compared to GAAP net income of $280.4 million.

(3)

Represents the average return on invested capital for 2016, 2017 and 2018 using adjusted net income in 2016 for special items primarily associated with the Company’s 50-seat aircraft. For purposes of the 2016-2018 PSU Awards, return on invested capital for any calendar year was defined as the Company's adjusted operating income for such year divided by the Company's average invested capital for such calendar year.

As a result of the foregoing, in February 2019, the Named Executives vested in the following number of performance shares relative to the 2016-2018 PSU Awards, representing 150%  (for maximum performance) of their target awards: Mr. Childs, 40,596 shares; Mr. Simmons, 22,652 shares; Mr. Steel, 20,460 shares; Mr. Thompson, 16,076 shares; and Mr. Vais,  17,537 shares.

Long‑Term Incentive Awards for 2019. The Compensation Committee did not make any significant changes for the 2019 long-term incentive awards from that of the 2018 long-term incentive awards.

No Employment and Severance Agreements

The Named Executives do not have employment, severance or change‑in‑control agreements, although the vesting of long-term equity incentive awards may accelerate under certain circumstances, as described below under “Elements of Compensation – Long-Term Incentive Awards.” The Named Executives serve at the will of the Board, which enables the Board to terminate the employment of any Named Executive with discretion as to the terms of any severance. This is consistent with the Company’s performance‑based employment and compensation philosophy.

Acceleration of Long-Term Incentive Awards.  With respect to long-term incentive awards granted to the Named Executives commencing in 2017, such awards will vest on an accelerated basis under certain circumstances.

Specifically, restricted stock unit awards granted to the Named Executives will vest on an accelerated basis (i) in the event of the Named Executive’s involuntary termination without cause or resignation for good reason, or (ii) in the event of the Named Executive’s death.

Performance share awards granted to the Named Executives will vest on an accelerated basis (i) in the event of the Named Executive’s death prior to a change in control, as to the “target” number of performance shares subject to the award on the date of death and as to any incremental performance shares above “target” based on the Company’s actual performance relative to the corporate performance objectives under such award at the end of the three-year performance period (or, if earlier, a change in control of the Company), (ii) in the event of the Named Executive’s death following a change in control, any “vesting eligible shares” (as described below) will vest upon the date of death, (iii) in the event of the Named Executive’s involuntary termination without cause or resignation for good reason, in each case prior to a change in control, the Named Executive will remain eligible to vest in such number of performance shares as ultimately vest based on the Company’s actual performance relative to the corporate performance objectives under such award at the end of the three-year performance period (or, if earlier, a change in control of the Company), which vesting will be prorated for the portion of the performance period that has elapsed prior to the date of termination, or (iv) in the event of the Named Executive’s involuntary termination without cause or resignation for good reason, in each case following a change in control, any vesting eligible shares will vest upon the date of such termination. For purposes of the performance shares, in the event of a change in control of the Company, the performance shares will be converted into a number of “vesting eligible shares” that will vest at the end of the three-year performance period based on the greater of (i) the “target” number of performance shares subject to the award, or (ii) the number of performance shares that would vest if performance had been measured against the corporate performance objectives as of the date of the change in control.

For a description of the accelerated vesting terms that apply to awards granted prior to 2017, see “Potential Payments upon Termination or Change in Control” below.

Retirement and Other Benefits.

The Company and SkyWest Airlines sponsor a 401(k) retirement plan for their eligible employees, including the Named Executives other than Mr. Vais. Prior to the sale of ExpressJet, ExpressJet also maintained a substantially equivalent 401(k) plan for its eligible employees, including Mr. Vais. Both plans are broad based, tax‑qualified retirement plans under which eligible employees, including the Named Executives, may make annual pre‑tax salary reduction contributions subject to the various limits imposed under the Internal Revenue Code of 1986, as amended (the “Code”). The sponsoring employers make matching contributions under the plans on behalf of eligible participants; however, the right of Named Executives and other officers to such matching contributions is limited. The Compensation Committee believes that maintaining the 401(k) retirement plans and providing a means to save for retirement is an essential part of a competitive compensation package necessary to attract and retain talented executives.

The Company also maintains the SkyWest, Inc. 2002 Deferred Compensation Plan, a non‑qualified deferred compensation plan for the benefit of officers and other highly compensated employees. All of the Named Executives other than Mr. Vais participate in the SkyWest, Inc. 2002 Deferred Compensation Plan. Prior to the sale of ExpressJet, ExpressJet also maintained a separate but similar non‑qualified deferred compensation plan, the ExpressJet Executive Deferred Compensation Plan, for its highly compensated management employees, including Mr. Vais. Under both such deferred compensation plans (the “Deferred Compensation Plans”), the employer credits each Named Executive’s account with a discretionary employer contribution equal to 15% of salary and annual cash incentive. These amounts are included in the Summary Compensation Table under the column “All Other Compensation”. Additional information on the Deferred Compensation Plans is found in the section “Non‑Qualified Deferred Compensation for 2018” below. The purpose of the Deferred Compensation Plans is to attract and retain executive talent by assisting with building retirement assets over the course of their career with the Company.

The SkyWest Inc. 2002 Deferred Compensation Plan (but not the ExpressJet Executive Deferred Compensation Plan) also permits eligible executives, including the Named Executives, to elect in advance of each calendar year to defer up to 100% of their cash salary and annual cash incentive compensation for the year. Only Mr. Simmons elected to defer any portion of his salary or annual cash incentive for 2018.

The Company and its subsidiaries do not maintain any defined benefit pension plans for the Named Executives.

Other Benefits.  In addition to the benefits described above, the Company provides certain other benefits to the Named Executives that the Compensation Committee believes are generally consistent with the benefits provided to senior executives of other airlines. The Compensation Committee believes that those benefits, which are detailed in the footnotes to the Summary Compensation Table applicable to the heading “All Other Compensation” below, are reasonable, competitive and consistent with overall executive compensation objectives. Those benefits consist primarily of employer‑paid premiums on health, dental and eye insurance, a personal automobile allowance, and use of Company owned recreational equipment.

The Company and its subsidiaries also maintain a non‑discriminatory, broad based program under which all full‑time employees and their dependents, including the Named Executives and their dependents, may fly without charge on a space available basis on regularly scheduled flights of aircraft operated by the Company’s operating airline subsidiaries.

The Company has not agreed to provide its Named Executives with any gross‑up or reimbursement for taxes.

Share Ownership Guidelines

The Company maintains ownership guidelines for the Named Executives to encourage the alignment of their interests with the long‑term interests of the Company’s shareholders. Each Named Executive is required to maintain a minimum ownership interest in the Company. The guideline ownership level is a number of shares of Common Stock having a value equal to a multiple of the annual base salary for each Named Executive. The Chief Executive’s guideline ownership level is five times salary while the remaining Named Executives’ guideline ownership level is three times salary.

The guidelines also include an expectation that the Named Executives will hold 50% of their net after-tax profit shares held after vesting or option exercise if the applicable guideline ownership level is not met. The Named Executives are limited in their ability to sell shares under long‑term incentive awards until their applicable guideline ownership level is reached. Any Named Executive that did not meet the guidelines at December 31, 2018 is encouraged to make progress towards the ownership guideline. The holdings of the Named Executives are summarized in the table entitled “Security Ownership of Certain Beneficial Owners” below.

Policies Against Hedging and Pledging of Company Stock

Pursuant to the Company's Code of Ethics, in order to avoid the appearance that any Company employee is trading on inside information, Company officers and directors are prohibited from engaging in speculative trading such as short sales or trading in puts, calls, or other options on our stock or the stock of our affiliates, and are likewise prohibited from purchasing or using, directly or indirectly, financial instruments that are designed to hedge or offset any decrease in the market value of our securities.

In addition, the Company's insider trading policy expressly prohibits all directors, officers and employees from purchasing or using, directly or indirectly, financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s securities.  Pledging the Company’s securities as collateral to secure loans is also prohibited.

Deductibility of Executive Compensation

Section 162(m) of the Code imposes a $1 million annual limit on the amount that a publicly traded company may deduct for compensation paid to the company’s principal executive officer during a tax year or to any of the company’s three other most highly compensated executive officers who are still employed at the end of the tax year (other than the Company’s principal financial officer). Prior to 2018, the limit did not apply to compensation that met the requirements of Section 162(m) of the Code for “qualified performance‑based compensation” (i.e., compensation paid only if the executive meets pre‑established, objective goals based upon performance criteria approved by the Company’s shareholders). The Tax Cuts and Jobs Act of 2017 eliminated the “qualified performance-based compensation” exception to Section 162(m) of the Code and expanded the limitation on deductibility to generally include all named executive officers. The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, and has reserved, and continues to reserve, the right to approve compensation that may not be deductible under Code Section 162(m) in order to ensure competitive levels of total compensation for the Company’s executive officers.

Effect of Compensation on Risk

The Compensation Committee believes the Company’s compensation policies and practices are designed to create appropriate and meaningful incentives for the Company’s employees without encouraging excessive or inappropriate risk taking. Among other factors, the Compensation Committee considered the following:

•	The Company’s compensation policies and practices are designed to include a significant level of long‑term compensation, which discourages short‑term risk taking;
•

The base salaries and target cash incentive opportunities the Company provides to its employees are generally consistent with salaries paid for comparable positions in the Company’s industry, and provide the Company’s employees with steady income while reducing the incentive for employees to take risks in pursuit of short‑term benefits;

•

The Company’s cash incentive and performance equity incentive compensation is capped at levels established by the Compensation Committee, consistent with peer data, and at which the Compensation Committee believes reduces the incentive for excessive risk‑taking;

•

The Company has established internal controls and adopted codes of ethics and business conduct, which are designed to reinforce the balanced compensation objectives established by the Compensation Committee; and

•	The Company has adopted equity ownership guidelines for its executive officers, which the Compensation Committee believes discourages excessive risk‑taking.

Based on the review outlined above, the Company has concluded that the risks arising from its compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the foregoing compensation discussion and analysis and discussed with the Company’s management the information set forth herein. Based on such review and discussions with management, the Compensation Committee recommended to the Board that the foregoing compensation discussion and analysis be included in this proxy statement.

The Compensation Committee

Keith E. Smith, Chair

Henry J. Eyring

Meredith S. Madden

Ronald J. Mittelstaedt

Steven F. Udvar‑Hazy

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material,” to be “filed” with the Securities and Exchange Commission or be subject to Regulation 14A or Regulation 14C or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference into any filing of SkyWest, Inc., except to the extent that SkyWest, Inc. specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the Named Executives for the years indicated.

				Stock Awards			Non-Equity
				Restricted	Performance	Option	Incentive Plan	All Other
		Salary	Bonus	Stock Units	Shares	Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(2)	($)(2)	($)(3)	($)		($)
Russell A. Childs	2018	$460,000	$—	$680,000	$1,020,000	$—	$940,728	$243,052	(4)	$3,343,780
CEO & President	2017	$420,000	$—	$520,000	$780,000	$—	$924,000	$213,395		$2,857,395
	2016	$400,000	$—	$400,000	$400,000	$200,000	$796,364	$161,745		$2,358,109
Robert J. Simmons	2018	$335,000	$—	$290,000	$435,000	$—	$498,251	$160,115	(5)	$1,718,366
Chief Financial Officer	2017	$325,000	$—	$260,000	$390,000	$—	$520,000	$147,148		$1,642,148
	2016	$310,000	$—	$223,200	$223,200	$111,600	$463,027	$126,103		$1,457,130
Wade J. Steel	2018	$315,000	$—	$270,000	$405,000	$—	$468,505	$151,679	(6)	$1,610,184
Chief Commercial Officer	2017	$300,000	$—	$240,000	$360,000	$—	$480,000	$134,287		$1,514,287
	2016	$280,000	$—	$201,600	$201,600	$100,800	$418,218	$110,424		$1,312,642
Michael B. Thompson	2018	$245,000	$—	$240,000	$360,000	$—	$368,480	$125,274	(7)	$1,338,754
Chief Operating Officer	2017	$235,000	$—	$180,000	$270,000	$—	$376,000	$106,010		$1,167,010
—SkyWest Airlines	2016	$220,000	$—	$158,400	$158,400	$79,200	$294,965	$96,159		$1,007,124
Terry M. Vais	2018	$265,000	$—	$232,000	$348,000	$—	$287,260	$90,519	(8)	$1,222,779
Chief Operating Officer	2017	$250,000	$—	$180,000	$270,000	$—	$200,000	$110,436		$1,010,436
—ExpressJet	2016	$240,000	$—	$172,800	$172,800	$86,400	$360,000	$69,841		$1,101,841

(1)	No discretionary annual performance bonuses were awarded to the Named Executives in 2016, 2017 or 2018.
(2)

These columns show the grant date fair value of the options and stock awards granted during the applicable fiscal year as computed under ASC Topic 718 (excluding estimates for forfeitures in case of awards with service-based vesting). With respect to the performance share awards, the grant date fair value is reported based on the probable outcome of the performance conditions as of the grant date. The maximum potential value of the 2018 performance share awards, assuming the highest level of performance achievement, is as follows: Mr. Childs, $600,000 (2016), $1,560,000 (2017), $2,040,000 (2018); Mr. Simmons, $334,800 (2016), $780,000 (2017), $870,000 (2018); Mr. Steel, $302,400 (2016), $720,000 (2017) $810,000 (2018); Mr. Thompson, $237,600 (2016), $540,000 (2017) $720,000 (2018); and Mr. Vais, $259,200 (2016), $540,000 (2017), $696,000 (2018). These amounts do not reflect the extent to which the Named Executive realized or will realize an actual financial benefit from the awards. Assumptions and methodologies used in the calculation of these amounts are included in footnotes to the Company’s audited financial statements for the year ended December 31, 2018 which are included in the Company’s Annual Report on Form 10‑K filed with the Securities and Exchange Commission.

(3)

The amounts in this column reflect the annual performance cash incentive amounts earned in the year indicated based on performance in that year and paid in the subsequent year. As described in the section entitled “Compensation Discussion and Analysis” above, annual performance cash incentives payable to the Named Executives are calculated based upon the financial and operational performance of the Company or its subsidiaries. The threshold, target and maximum amount of each Executive’s annual performance cash incentive opportunity for 2018 is reported in the “Grants of Plan‑Based Awards for 2018” table below.

(4)

All other compensation for Mr. Childs for 2018 included $211,109 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2018. The remaining other compensation relates to employer‑paid health insurance premiums, a personal vehicle lease, personal use of the Company’s recreational equipment, and discretionary matching contributions under the SkyWest 401(k) Plan.

(5)

All other compensation for Mr. Simmons for 2018 included $129,401 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2018. The remaining other compensation relates to employer‑paid health insurance premiums, a personal vehicle lease, personal use of the Company’s recreational equipment, and discretionary matching contributions under the SkyWest 401(k) Plan.

(6)

All other compensation for Mr. Steel for 2018 included $122,190 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2018. The remaining other compensation relates to employer‑paid health insurance premiums, a personal vehicle lease, personal use of the Company’s recreational equipment, and discretionary matching contributions under the SkyWest 401(k) Plan.

(7)

All other compensation for Mr. Thompson for 2018 included $95,785 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2018. The remaining other compensation relates to employer‑paid health insurance premiums, a personal vehicle lease, personal use of the Company’s recreational equipment, and discretionary matching contributions under the SkyWest 401(k) Plan.

(8)

All other compensation for Mr. Vais for 2018 included $70,581 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2018. The remaining other compensation relates to employer‑paid health insurance premiums and a personal vehicle lease.

Grants of Plan‑Based Awards For 2018

The following table provides information about non‑equity based and equity‑based plan awards granted to the Named Executives for the year ended December 31, 2018:

		Estimated Possible Payouts Under			Estimated Possible Payouts Under			All Other Stock Awards	All Other Stock Awards		Grant Date Fair Value
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Number of	Number of	Exercise Price of	of Stock
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Option Awards	and Option
Name	Grant Date	($)(1)	($)(1)	($)(1)	(#)	(#)	(#)	(#)	(#)	($/Share)	Awards($)(4)
Russell A. Childs		$253,000	$506,000	$1,012,000							$506,000
	7-Feb-2018(2)				9,551	19,101	38,202				$1,020,000
	7-Feb-2018(3)					12,734					$680,000
Robert J. Simmons		$134,000	$268,000	$536,000							$268,000
	7-Feb-2018(2)				4,073	8,146	16,292				$435,000
	7-Feb-2018(3)					5,431					$290,000
Wade J. Steel		$126,000	$252,000	$504,000							$252,000
	7-Feb-2018(2)				3,792	7,584	15,168				$405,000
	7-Feb-2018(3)					5,056					$270,000
Michael B. Thompson		$98,000	$196,000	$392,000							$196,000
	7-Feb-2018(2)				3,371	6,742	13,484				$360,000
	7-Feb-2018(3)					4,494					$240,000
Terry M. Vais		$106,000	$212,000	$424,000							$212,000
	7-Feb-2018(2)				3,259	6,517	13,034				$348,000
	7-Feb-2018(3)					4,345					$232,000

(1)

The amounts in these columns reflect the threshold, target and maximum amount of each Named Executive’s annual cash incentive opportunity for 2018. As described in the section entitled “Compensation Discussion and Analysis” above, annual cash incentives payable to the Named Executives are calculated based upon the financial and operational performance of the Company or its subsidiaries.

(2)

Represents the 2018-2020 PSU Awards granted in 2018 which will be eligible to vest based on corporate performance during the three-year performance period ending December 31, 2020. The Compensation Committee determined that the corporate objectives for purposes of such awards would be pre-tax earnings and return on invested capital actually attained over the three-year performance period. Until the vesting date, the shares underlying the performance shares are not issued and outstanding. Accordingly, the Named Executive is not entitled to vote or receive dividends on the shares underlying his performance shares unless and until those performance shares vest. For the 2018-2020 PSU Awards, the Compensation Committee established threshold, target and maximum performance levels for each of the two corporate performance objectives, with the actual number of performance shares that will vest to be adjusted in proportion to the extent to which the combined actual results varied from the target levels of performance. The performance shares are allocated 60% to the cumulative three-year adjusted pre-tax earnings and 40% to the three-year adjusted average return on invested capital in determining the actual awarded performance shares payable in our common stock. Specifically, a number of performance shares attributable to each objective according to the weightings assigned by the Compensation Committee will be earned ranging from 50% (for threshold performance) to 100% (for target performance) to 200% (for maximum performance), with performance in between such levels determined by linear interpolation. If performance is below the threshold level for one or more of the objectives, no performance shares will be earned with respect to such objective(s).

(3)

Represents restricted stock unit awards that entitle the Named Executive to receive a designated number of shares of our common stock upon completion of a three‑year vesting period, measured from the date of grant, the restricted stock units will be eligible to vest on the third anniversary of the grant date, subject to the Named Executive’s continued employment through such date.

(4)

This column shows the grant date fair value of the stock awards granted as computed under ASC Topic 718 (excluding estimates for forfeitures in case of awards with service-based vesting). With respect to the performance share awards, the grant date fair value is reported based on the probable outcome of the performance conditions as of the grant date. These amounts do not reflect the extent to which the Named Executive realized or will realize an actual financial benefit from the awards. Assumptions and methodologies used in the calculation of these amounts are included in footnotes to the Company’s audited financial statements for the year ended December 31, 2018 which are included in the Company’s Annual Report on Form 10‑K filed with the Securities and Exchange Commission.

Outstanding Equity Awards at Year‑End

The following table provides information on the holdings of stock options and other stock awards (restricted stock units and performance shares) by the Named Executives as of December 31, 2018.

	Option Awards					Stock Awards
	Number of	Number of							Equity Incentive Plan Awards:		Equity Incentive Plan Awards: Market or
	Securities	Securities							Number of		Payout Value of
	Underlying	Underlying				Number of		Market Value	Shares, Units		Shares, Units
	Unexercised	Unexercised		Option	Option	Share Units		of Share Units	or Other Rights		or Other Rights
	Options	Options		Exercise	Expiration	That Have		That Have	That Have		That Have
Name	Exercisable (#)	Unexercisable (#)		Price ($)	Date(1)	Not Vested (#)		Not Vested(8)($)	Not Vested (#)		Not Vested(8)($)
Russell A. Childs	37,023			$13.51	17‑Feb‑22
						40,596	(2)	$1,805,304
	27,073	13,947	(3)	$14.78	10-Feb-23	27,064	(3)	$1,203,536
						14,521	(4)	$645,749	21,782	(5)	$968,646
						12,734	(6)	$566,281	19,101	(7)	$849,421
Robert J. Simmons						22,652	(2)	$1,007,334
		7,783	(3)	$14.78	10-Feb-23	15,101	(3)	$671,541
						7,261	(4)	$322,897	10,891	(5)	$484,323
						5,431	(6)	$241,517	8,146	(7)	$362,253
Wade J. Steel						20,460	(2)	$909,856
		7,030	(3)	$14.78	10-Feb-23	13,640	(3)	$606,571
						6,702	(4)	$298,038	10,053	(5)	$447,057
						5,056	(6)	$224,840	7,584	(7)	$337,260
Michael B. Thompson						16,076	(2)	$714,900
		5,523	(3)	$14.78	10-Feb-23	10,717	(3)	$476,585
						5,027	(4)	$223,551	7,540	(5)	$335,304
						4,494	(6)	$199,848	6,742	(7)	$299,817
Terry M. Vais	1,149			$17.25	9-Sep‑22
						17,537	(2)	$779,870
		6,026	(3)	$14.78	10-Feb-23	11,691	(3)	$519,899
						5,027	(4)	$223,551	7,540	(5)	$335,304
						4,345	(6)	$193,222	6,517	(7)	$289,811

(1)	All stock option awards have a term of seven years from the date of grant.
(2)

Represents the 2016-2018 PSU Awards granted in 2016 which were eligible to vest based on corporate performance during the three-year performance period ending December 31, 2018. The Compensation Committee determined that the corporate objectives for purposes of such awards would be pre-tax earnings, earnings per share and return on invested capital actually attained over the three-year performance period. Until the vesting date, the shares underlying the performance shares were not issued and outstanding. Accordingly, the Named Executive was not entitled to vote or receive dividends on the shares underlying his performance shares unless and until those performance shares vest. For the 2016-2018 PSU Awards, the Compensation Committee established threshold, target and maximum performance levels for each of the three corporate performance objectives, with the actual number of performance shares that will vest to be adjusted in proportion to the extent to which the combined actual results varied from the target levels of performance. The performance shares are allocated equally between each of the three metrics in determining the actual awarded performance shares payable in Common Stock. Specifically, a number of performance shares attributable to each objective according to the weightings assigned by the Compensation Committee will be earned ranging from 50% (for threshold performance) to 100% (for target performance) to 150% (for maximum performance), with performance in between such levels determined by linear interpolation. If performance is below the threshold level for one or more of the objectives, no performance shares will be earned with respect to such objective(s). The actual number of shares of Common Stock issued to our Named Executives following the conclusion of a performance period will be based on our performance relative to the corporate performance objectives for that performance period and our stock price on the applicable vesting date. As of December 31, 2018, the Company's performance relative to the objectives was at "maximum" performance levels and as such the Company has reported the number and market value of the performance shares subject to the awards based on “maximum” performance. In February 2019, the Compensation Committee determined that the Company had satisfied the maximum performance level for these awards, and such awards vested at the maximum levels on February 10, 2019. In addition, these awards are reported in the "Equity Incentive Plan Awards" column because, as of December 31, 2018, the applicable performance objectives had been met and the awards were subject only to the Named Executives' continued employment through the date the Compensation Committee certified such results.

(3)	Restricted stock unit awards scheduled to vest on February 10, 2019. One third of the shares subject to the options vest on each anniversary of the date of grant over a three-year period.
(4)

Restricted stock unit awards that entitle the Named Executive to receive a designated number of shares of Common Stock on February 9, 2020, subject to the achievement of a threshold performance objective included in such restricted stock unit awards for Section 162(m) purposes. The threshold performance objective for purposes of the 2017 restricted stock units was the Company’s achievement of pre-tax earnings of at least $54.9 million during 2017, 2018 or 2019. If the threshold goal was not achieved, none of the restricted stock units would have been eligible to vest.  In February 2018, the Compensation Committee determined that the Company’s 2017 pre-tax earnings of $288 million satisfied the threshold goal for purposes of the 2017 restricted stock unit awards, and such awards will be eligible to vest based on the third anniversary of the grant date.

(5)

Represents the 2017-2019 PSU Awards granted in 2017 which will be eligible to vest based on corporate performance during the three-year performance period ending December 31, 2019. The Compensation Committee determined that the corporate objectives for purposes of such awards would be adjusted pre-tax earnings and average return on invested capital actually attained over the three-year performance period. Until the vesting date, the shares underlying the performance shares are not issued and outstanding. Accordingly, the Named Executive is not entitled to vote or receive dividends on the shares underlying his performance shares unless and until those performance shares vest. For the 2017-2019 PSU Awards, the Compensation Committee established threshold, target and maximum performance levels for each of the two corporate performance objectives, with the actual number of performance shares that will vest to be adjusted in proportion to the extent to which the combined actual results varied from the target levels of performance. The performance shares are allocated 60% to the cumulative three-year adjusted pre-tax earnings objectives and 40% to the three-year average return on invested capital objectives in determining the actual awarded performance shares payable in Common Stock. Specifically, a number of performance shares attributable to each objective according to the weightings assigned by the Compensation Committee will be earned ranging from 50% (for threshold performance) to 100% (for target performance) to 200% (for maximum performance), with performance in between such levels determined by linear interpolation. If performance is below the threshold level for one or more of the objectives, no performance shares will be earned with respect to such objective(s). The actual number of shares of Common Stock issued to our Named Executives following the conclusion of a performance period will be based on our performance relative to the corporate performance objectives for that performance period and our stock price on the applicable vesting date. The Company has reported the number and market value of the performance shares subject to the awards based on “target” performance.

(6)	Restricted stock unit awards scheduled to vest on February 7, 2021.
(7)

Represents the 2018-2020 PSU Awards granted in 2018 which will be eligible to vest based on corporate performance during the three-year performance period ending December 31, 2020. The Compensation Committee determined that the corporate objectives for purposes of such awards would be adjusted pre-tax earnings and average return on invested capital actually attained over the three-year performance period. Until the vesting date, the shares underlying the performance shares are not issued and outstanding. Accordingly, the Named Executive is not entitled to vote or receive dividends on the shares underlying his performance shares unless and until those performance shares vest. For the 2018-2020 PSU Awards, the Compensation Committee established threshold, target and maximum performance levels for each of the two corporate performance objectives, with the actual number of performance shares that will vest to be adjusted in proportion to the extent to which the combined actual results varied from the target levels of performance. The performance shares are allocated 60% to the cumulative three-year adjusted pre-tax earnings objectives and 40% to the three-year average return on invested capital objectives in determining the actual awarded performance shares payable in our common stock. Specifically, a number of performance shares attributable to each objective according to the weightings assigned by the Compensation Committee will be earned ranging from 50% (for threshold performance) to 100% (for target performance) to 200% (for maximum performance), with performance in between such levels determined by linear interpolation. If performance is below the threshold level for one or more of the objectives, no performance shares will be earned with respect to such objective(s). The actual number of shares of our common stock issued to our Named Executives following the conclusion of a performance period will be based on our performance relative to the corporate performance objectives for that performance period and our stock price on the applicable vesting date. The Company has reported the number and market value of the performance shares subject to the awards based on “target” performance.

(8)	Based on market closing price per share of our common stock of $44.47 on December 31, 2018, the last trading day of 2018.

Option Exercises and Stock Vested

Stock options exercised, restricted stock units and performance shares that vested for the Named Executives during the year ended December 31, 2018 are outlined below.

Stock options exercised and restricted stock units that vested for the Executives during the year ended December 31, 2016 are outlined below.
	Option Awards		Stock Awards(1)
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired On Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Russell A. Childs	39,130	$1,852,716	61,065	$3,456,279
Robert J. Simmons	39,339	$1,635,037	39,970	$2,262,302
Wade J. Steel	13,414	$613,530	31,978	$1,809,927
Michael B. Thompson	11,274	$527,275	28,685	$1,623,570
Terry M. Vais	8,241	$375,751	17,183	$982,234

(1)	Includes both restricted stock units and performance shares that vested during the year ended December 31, 2018.

Non‑Qualified Deferred Compensation for 2018

Pursuant to the SkyWest Deferred Compensation Plan and the ExpressJet Deferred Compensation Plan, covered Named Executives may elect prior to the beginning of each calendar year to defer the receipt of base salary and annual performance cash incentives earned for the ensuing calendar year. Amounts deferred are credited to an unfunded liability account maintained by the Company on behalf of the applicable Named Executive, which account is deemed invested in and earns a rate of return based upon certain notational, self‑directed investment options offered under the applicable plan.

Each Named Executive’s account under the SkyWest Deferred Compensation Plan and ExpressJet Deferred Compensation Plan, as applicable, is also credited with a discretionary employer contribution monthly, whether or not the Named Executive contributes. For 2018 that discretionary employer contribution was 15% of the Named Executive’s salary and annual cash incentive. Participant account balances under the SkyWest and ExpressJet Deferred Compensation Plans are fully vested and will be paid by the Company to each Named Executive upon retirement or separation from employment, or on other specified dates, in a lump sum form or in installments according to a schedule elected in advance by the Named Executive.

The following table provides information regarding the SkyWest Deferred Compensation Plan for Messrs. Childs, Simmons, Steel and Thompson for the year ended December 31, 2018:

				Aggregate
	Executive	Registrant	Aggregate	Withdrawals/	Aggregate
	Contributions in	Contributions in	Earnings in	Distributions in	Balance at
	Last Year	Last Year	Last Year	Last Year	Last Year
Name	($)(1)	($)(2)	($)(3)	($)	End ($)(4)
Russell A. Childs	$—	$211,109	$(67,143)	$—	$1,669,184
Robert J. Simmons	$17,120	$129,401	$(45,944)	$—	$431,746
Wade J Steel	$—	$122,190	$(47,569)	$—	$534,708
Michael B. Thompson	$—	$95,785	$(37,899)	$—	$686,074

(1)

The amount in this column represents deferral of base salary for 2018 and annual performance cash incentives earned for the ensuing calendar year, which deferred amounts are reported in the Summary Compensation Table above.

(2)

The amounts in this column reflect the amounts of employer contributions credited under the applicable deferred compensation plan for 2018 at the rate of 15% of each Executive’s 2018 base salary and annual cash incentive which was paid in 2018. The amounts reported in this column are also included in the amounts reported in the “Other Compensation” column of the Summary Compensation Table appearing above.

(3)

The amounts in this column reflect the notational earnings (losses) during 2018 credited to each Executive’s account under the SkyWest Deferred Compensation Plan. These amounts are not reported in the Summary Compensation Table because they are based on market rates determined by reference to mutual funds that are available to participants in the SkyWest 401(k) Plan or otherwise broadly available.

(4)

All Named Executive and Company contributions in prior years to the SkyWest Deferred Compensation Plan have been reported in the Summary Compensation Tables in the company’s previously filed proxy statements, to the extent that an executive was a named executive officer in that fiscal year. These amounts are as follows: Mr. Childs, $211,109 (2018), $183,402 (2017) and $132,490 (2016); Mr. Simmons, $146,521 (2018), $142,346 (2017) and $100,745 (2016); Mr. Steel, $122,190 (2018), $110,411 (2017) and $84,897 (2016); and Mr. Thompson, $95,785 (2018), $82,134 (2017), and $70,790 (2016).

At the election of the executive, deferred amounts are invested in a selection of third party investment funds and each executive receives the rates of return under those funds on such deferred amounts.

The following table provides information regarding the ExpressJet Deferred Compensation Plan for Mr. Vais for 2018.

Aggregate
	Executive	Registrant	Aggregate	Withdrawals/	Aggregate
	Contributions in	Contributions in	Earnings in	Distributions in	Balance at
	Last Year	Last Year	Last Year	Last Year	Last Year
Name	($)(1)	($)(2)	($)(3)	($)	End ($)(4)
Terry M. Vais	—	$70,581	$(18,501)	—	$591,592

(1)

The amount in this column represents deferral of base salary for 2018 and annual performance cash incentives earned for the ensuing calendar year, which deferred amounts are reported in the Summary Compensation Table above.

(2)

The amount in this column reflects the employer contributions credited under the applicable deferred compensation plan for 2018 at the rate of 15% of Mr. Vais’s 2018 base salary and annual cash incentive which was paid in 2018. The amount reported in this column is also included in the amount reported in the “Other Compensation” column of the Summary Compensation Table appearing above.

(3)

The amounts in this column reflect the notational earnings (losses) during 2018 credited to Mr. Vais’s account under the ExpressJet Deferred Compensation Plan. This amount is not reported in the Summary Compensation Table because it is based on market rates determined by reference to mutual funds that are available to participants in the ExpressJet 401(k) Plan or, in certain cases, otherwise broadly available.

(4)

All Named Executive and Company contributions in prior years to the ExpressJet Deferred Compensation Plan have been reported in the Summary Compensation Tables in the company’s previously filed proxy statements, to the extent that Mr. Vais was a named executive officer in that fiscal year. These amounts are as follows: $70,581 (2018), $92,248 (2017), and $50,601 (2016).

At the election of the executive, deferred amounts are invested in a selection of third party investment funds and each executive receives the rates of return under those funds on such deferred amounts.

Potential Payments upon Termination or Change in Control

The information below describes and quantifies certain payments or benefits that would be payable under the existing plans and programs of the Company and its subsidiaries if a Named Executive’s employment had terminated on December 31, 2018, or the Company had undergone a change in control on December 31, 2018. These benefits are in addition to benefits generally available to all salaried employees of the Company in connection with a termination of employment, such as distributions from the 401(k) plan and accrued vacation pay. Except as noted below, the Named Executives do not have any other severance benefits, severance agreements or change‑in‑control agreements.

Accelerated Vesting of Long-Term Incentive Awards.  Under the Company’s long‑term incentive plans, all outstanding stock options, restricted stock units, performance shares and performance units held by a Named Executive granted prior to 2017 would have become fully vested upon a “change in control” occurring on that date without regard to whether the Named Executive terminated employment in connection with or following the change in control if such awards were not assumed by the acquirer.

With respect to long-term incentive awards granted to the Named Executives commencing in 2017, such awards will vest on an accelerated basis under certain circumstances, but there is no single trigger accelerated vesting of such awards upon a change in control. Specifically, restricted stock unit awards granted to the Named Executives will vest on an accelerated basis (i) in the event of the Named Executive’s involuntary termination without cause or resignation for good reason, or (ii) in the event of the Named Executive’s death. Performance share awards granted to the Named Executives will vest on an accelerated basis (i) in the event of the Named Executive’s death prior to a change in control, as to the “target” number of performance shares subject to the award on the date of death and as to any incremental performance shares above “target” based on the Company’s actual performance relative to the corporate performance objectives under such award at the end of the three-year performance period (or, if earlier, a change in control of the Company), (ii) in the event of the Named Executive’s death following a change in control, any “vesting eligible shares” (as described below) will vest upon the date of death, (iii) in the event of the Named Executive’s involuntary termination without cause or resignation for good reason, in each case prior to a change in control, the Named Executive will remain eligible to vest in such number of performance shares as ultimately vest based on the Company’s actual performance relative to the corporate performance objectives under such award at the end of the three-year performance period (or, if earlier, a change in control of the Company), which vesting will be prorated for the portion of the performance period that has elapsed prior to the date of termination, or (iv) in the event of the Named Executive’s involuntary termination without cause or resignation for good reason, in each case following a change in control, any vesting eligible shares will vest upon the date of such termination. For purposes of the performance shares, in the event of a change in control of the

Company, the performance shares will be converted into a number of “vesting eligible shares” that will vest at the end of the three-year performance period based on the greater of (i) the “target” number of performance shares subject to the award, or (ii) the number of performance shares that would vest if performance had been measured against the corporate performance objectives as of the date of the change in control.

The following table shows for each Named Executive the intrinsic value of his unvested stock options, unvested restricted stock units and performance shares, as of December 31, 2018, that would have been accelerated had a change in control of the Company occurred on that date and/or a termination under one of the circumstances identified below had occurred on that date and the vesting of such awards accelerated, calculated in the case of restricted stock units, performance shares and stock options, by multiplying the number of underlying shares by the closing price of the Common Stock on December 31, 2018,  the last trading day of 2018 ($44.47 per share), and, in the case of stock options, by then subtracting the applicable option exercise price:

	Change	Involuntary Termination Following a Change	Involuntary Termination
Name	in Control	in Control or Death	Prior to a Change in Control
Russell A. Childs
Stock Options Acceleration	$414,086	$414,086	$414,086
RSU Acceleration	$1,203,536	$2,415,566	$2,415,566
PSU Acceleration (1)	$1,805,304	$3,623,371	$2,734,208
Robert J. Simmons
Stock Options Acceleration	$231,077	$231,077	$231,077
RSU Acceleration	$671,541	$1,235,955	$1,235,955
PSU Acceleration (1)	$1,007,334	$1,853,910	$1,450,967
Wade J. Steel
Stock Options Acceleration	$208,721	$208,721	$208,721
RSU Acceleration	$606,571	$1,129,449	$1,129,449
PSU Acceleration (1)	$909,856	$1,694,173	$1,320,314
Michael B. Thompson
Stock Options Acceleration	$163,978	$163,978	$163,978
RSU Acceleration	$476,585	$899,984	$899,984
PSU Acceleration (1)	$714,900	$1,350,021	$1,038,375
Terry M. Vais
Stock Options Acceleration	$178,912	$178,912	$178,912
RSU Acceleration	$519,899	$936,672	$936,672
PSU Acceleration (1)	$779,870	$1,404,985	$1,100,010

(1)

Reflects the value of the performance shares granted in 2016 at “maximum” performance levels and the value of the performance shares granted in 2017 and 2018 at “target” performance levels. The value under the “Change in Control” column includes only those RSUs and PSUs granted prior to 2017, as awards granted in 2017 and later do not vest automatically upon the occurrence of a change in control absent the executive’s involuntary termination without cause or a resignation for good reason.

Deferred Compensation.  If the employment of a Named Executive were terminated on December 31, 2018, the Named Executive would have become entitled to receive the balance in his account under the applicable deferred compensation plan. Distribution would be made in the form of a lump sum or in installments, and in accordance with the distributions schedule elected by the Named Executive under the applicable plan. The 2018 year‑end account balances under those plans are shown in the applicable Non‑Qualified Deferred Compensation Tables included herein. A Named Executive’s account balance would continue to be credited with notational investment earnings or losses through the date of actual distribution.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Russell A. Childs, the Chief Executive (the  “CEO”). The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.

For 2018, our last completed fiscal year:

•	the median of the annual total compensation of all employees of the Company (other than the CEO) was 39,100; and
•	the annual total compensation of the CEO, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $3,343,780.

Based on this information, for 2018, the ratio of the median of the total compensation of all employees of the Company to the annual total compensation of Mr. Childs, the CEO, was 1 to 85.

Determining the Median Employee.  The Company elected to identify a new median employee for 2018, even though there was no significant change to the Company's employee base or the previous median employee's individual compensation or circumstances.  The Company determined that, as of December 31, 2018, the employee population consisted of approximately 16,500 individuals. The employee workforce consists of full and part time employees. For purposes of measuring the compensation of the employees, the Company selected total annual cash compensation for 2018 as the most appropriate measure of compensation, which was consistently applied to all the employees included in the calculation. With respect to the total annual compensation of the “median employee,” the Company identified and calculated the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in the annual total compensation reflected above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transaction with Related Party

During the year ended December 31, 2018, the Company purchased $206,000 of spare aircraft parts from NORDAM, an entity affiliated with Meredith S. Madden, a director of the Company.

Review and Approval of Transactions with Related Parties

The Company believes that transactions between the Company and its directors and executive officers, or between the Company and persons related to directors and executive officers of the Company, present a heightened risk of creating or appearing to create a conflict of interest. Accordingly, the Company has adopted a policy regarding related‑party transactions that has been approved by the Board and incorporated into the Charter of the Audit Committee. The policy provides that the Audit Committee will review all transactions between the Company and related persons (as defined in Item 404 of Regulation S‑K promulgated by the Securities and Exchange Commission) for potential conflicts of interest. Under the Company’s policy, all transactions between the Company and related persons are required to be submitted to the Audit Committee for approval prior to the Company’s entry or participation in such transactions.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock‑based incentive compensation to attract and retain qualified candidates to serve as directors. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the skill level required by the Company of its directors.

Cash Compensation Paid to Directors

For the year ended December 31, 2018, all directors who were not employees of the Company received an annual cash retainer of $80,000. The Chairman of the Audit Committee was paid an annual fee of $20,000, the Chairman of the Compensation Committee was paid an annual fee of $10,000, the Chairman of Nominating and Corporate Governance Committee was paid an annual fee of $5,000, the Chairman of the Safety and Compliance Committee was paid an annual fee of $5,000 and the Lead Independent Director was paid an annual fee of $20,000. The members of the Audit Committee were paid an annual fee of $4,000. The Chairman of the Board was paid an annual fee of $280,000. Russell A. Childs, who is a director and an employee of the Company, received no compensation for his service on the Board.

Stock Awards

Each non-employee director receives a stock award annually, the value of which is determined annually by the Board. On February 7, 2018, each of the non-employee directors received an award of 1,685 vested shares of Common Stock, representing approximately $90,000 of value based on the trailing 20-day average stock price as of the date of award. The Company did not grant stock options to its non-employee directors in 2018.

Share Ownership Guidelines

The Company maintains ownership guidelines for the directors to encourage the alignment of their interests with the long‑term interests of the Company’s shareholders. Each director is required to maintain a minimum ownership interest in the Company. The guideline ownership level is a number of shares of Common Stock having a value equal to at least five times the cash component of the annual base compensation for each director. Any director who did not meet the guidelines at December 31, 2018 is encouraged to make progress towards the ownership guideline. The holdings of the directors are summarized in the table entitled “Security Ownership of Certain Beneficial Owners” below.

Policies Against Hedging and Pledging of Company Stock

Pursuant to the Company's Code of Ethics, in order to avoid the appearance that any Company employee is trading on inside information, Company officers and directors are prohibited from engaging in speculative trading such as short sales or trading in puts, calls, or other options on our stock or the stock of our affiliates, and are likewise prohibited from purchasing or using, directly or indirectly, financial instruments that are designed to hedge or offset any decrease in the market value of our securities.

In addition, the Company's insider trading policy expressly prohibits all directors, officers and employees from purchasing or using, directly or indirectly, financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s securities.  Pledging the Company’s securities as collateral to secure loans is also prohibited.

DIRECTOR SUMMARY COMPENSATION TABLE

The table below summarizes the compensation paid by the Company to its non‑employee directors for the year ended December 31, 2018.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
				Change in
				Pension Value
				and Deferred
	Fees Earned or			Compensation	All Other
	Paid in Cash	Stock Awards	Option Awards	Earnings	Compensation	Total
Name(1)	($)	($)(3)	($)	($)	($)	($)
Jerry C. Atkin (2)	$280,000	$90,000	—	—	—	$370,000
Steven F. Udvar-Hazy	$105,000	$90,000	—	—	—	$195,000
W. Steve Albrecht	$100,000	$90,000	—	—	—	$190,000
Henry J. Eyring	$84,000	$90,000	—	—	—	$174,000
Meredith S. Madden	$80,000	$90,000	—	—	—	$170,000
Ronald J. Mittelstaedt	$80,000	$90,000	—	—	—	$170,000
Andrew C. Roberts	$89,000	$90,000	—	—	—	$179,000
Keith E. Smith	$94,000	$90,000	—	—	—	$184,000
James L. Welch	$84,000	$90,000	—	—	—	$174,000

(1)

Russell A. Childs, the Chief Executive Officer, President and a director of the Company, is not included in the foregoing table as he was an employee of the Company during 2018 and received no financial remuneration for his service as a director.

(2)	As of December 31, 2018, Jerry C. Atkin has 131,157 stock options outstanding from the Company related to grants occurring prior to his retirement as a Named Executive.
(3)

Represents the aggregate grant date fair market values of awards as computed under ASC Topic 718. Assumptions and methodologies used in the calculation of these amounts are included in footnotes to the Company’s audited financial statements for the year ended December 31, 2018 which are included in the Company’s Annual Report on Form 10‑K filed with the Securities and Exchange Commission. All such shares of our common stock are fully vested and none of our non-employee directors, other than Mr. Atkin, holds any unvested shares or other equity awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of the Common Stock as of March 4, 2019, for each director and nominee for director, each Named Executive, and by all directors (including nominees) and executive officers of the Company as a group.

The following table sets forth the beneficial owby all directors (including nominees) and executive officers of the Company as a group.

		Options		Beneficial
Name	Common Stock	Exercisable (1)	Total	Ownership(2)
Russell A. Childs	104,951	78,043	182,994	(3)
Robert J. Simmons	45,489	7,783	53,272	(3)
Wade J. Steel	43,443	13,089	56,532	(3)
Michael B. Thompson	28,824	5,523	34,347	(3)
Terry M. Vais	29,376	—	29,376	(3)
Eric J. Woodward	20,075	2,968	23,043	(3)
W. Steve Albrecht	38,561	—	38,561	(3)
Jerry C. Atkin	1,102,695	111,657	1,214,352	2.4%
Henry J. Eyring	40,111	—	40,111	(3)
Meredith S. Madden	13,929	—	13,929	(3)
Ronald J. Mittelstaedt	21,380	—	21,380	(3)
Andrew C. Roberts	13,929	—	13,929	(3)
Keith E. Smith	21,380	—	21,380	(3)
Steven F. Udvar-Hazy	50,781	—	50,781	(3)
James L. Welch	41,164	—	41,164	(3)
All officers and directors as a group (15 persons)	1,616,088	219,063	1,835,151	3.6%

(1)	Represents shares that the beneficial owner has the right to acquire within 60 days of March 4, 2019 pursuant to the exercise of such stock options.
(2)	Based on 51,647,778 shares outstanding as of March 4, 2019.
(3)	Less than one percent of the total shares outstanding as of March 4, 2019.

Security Ownership of Other Beneficial Owners

As of March 4, 2019, the Company’s records and other information available from outside sources indicated that the following shareholders were beneficial owners of more than five percent of the outstanding shares of Common Stock. The information following is as reported in filings with the Securities and Exchange Commission. The Company is not aware of any other beneficial owner of more than five percent of the Common Stock.

	Amount of
	Beneficial Ownership
	Common Stock
			Percent
Name	Shares		of Class
Black Rock, Inc.	7,498,883	(1)	14.52%
55 East 52nd Street
New York, NY 10055
The Vanguard Group, Inc.	6,292,286	(2)	12.18%
100 Vanguard Blvd
Malvern, PA 19355
Dimensional Fund Advisors LP	4,263,381	(3)	8.25%
6300 Bee Cave Road
Austin, TX 78746
The Bank of New York Mellon Corporation	2,629,513	(4)	5.09%
240 Greenwich Street
New York, New York 10286

(1)	Based on a Schedule 13G/A filed on January 31, 2019 by BlackRock, Inc., which stated therein that it has sole voting power over 7,400,977 shares and sole dispositive power over 7,498,883 shares.
(2)

Based on a Schedule 13G/A filed on February 11, 2019 by The Vanguard Group, Inc., which stated therein that it has sole voting power over 47,057 shares, shared voting power over 700 shares, sole dispositive power over 6,246,086 shares and shared dispositive power over 46,200 shares.

(3)

Based on a Schedule 13G/A filed by Dimensional Fund Advisors LP on February 8, 2019, which stated therein that it has sole voting power over 4,193,630 shares and sole dispositive power over 4,263,381 shares.

(4)

Based on a Schedule 13G filed by The Bank of New York Mellon Corporation on February 4, 2019, which stated therein that it has sole voting power over 2,454,694 shares, sole dispositive power over 2,465,616 shares and shared dispositive power over 111,833 shares.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information regarding the Company’s equity compensation plans as of December 31, 2018.

Number of Securities
		Weighted-Average	Remaining Available for
		Exercise Price of	Future Issuance under
	Number of Securities to be	Outstanding	Equity Compensation
	Issued upon Exercise of	Options,	Plans (Excluding
	Outstanding Options,	Warrants and	Securities Reflected in
Plan Category	Warrants and Rights	Rights	the First Column)
Equity compensation plans approved by security holders(1)	300,580	$13.70	2,669,863 (2)

(1)	Consists of the Company’s SkyWest Inc. Long Term Incentive Plan and the Employee Stock Purchase Plan.
(2)

Includes 705,788 shares remaining available for future issuance under the Employee Stock Purchase Plan, of which 38,344 were eligible to be purchased during the purchase period in effect on December 31, 2018.

PROPOSAL 2

ADVISORY VOTE ON NAMED EXECUTIVE COMPENSATION

Background

Section 14A of the Exchange Act, which was enacted pursuant to the Dodd‑Frank Wall Street Reform and Consumer Protection Act, requires that the Company provide its shareholders with the opportunity to vote on an advisory (non‑binding) resolution to approve the compensation of the Named Executives (referred to as a “Say‑on‑Pay” proposal) as disclosed in this Proxy Statement.

Accordingly, the following resolution will be submitted to the Company’s shareholders for approval at the Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executives, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2018 Executive Compensation table and the other related tables and disclosure.”

As described in detail under the heading “Compensation Discussion and Analysis,” the Board believes the Company’s compensation of the Named Executives achieves the primary goals of (i) attracting and retaining experienced, well‑qualified executives capable of implementing the Company’s strategic and operational objectives, (ii) aligning management compensation with the creation of shareholder value on an annual and long‑term basis, and (iii) linking a substantial portion of the Named Executives’ compensation with long‑term Company performance and the achievement of pre‑determined goals, while at the same time avoiding the encouragement of unnecessary or excessive risk‑taking. The Board encourages you to review in detail the Compensation Discussion and Analysis beginning on page 26 of this Proxy Statement and the executive compensation tables beginning on page 40 of this Proxy Statement. In light of the information set forth in such sections of this Proxy Statement, the Board believes the compensation of the Named Executives for the fiscal year ended December 31, 2018 was fair and reasonable and that the Company’s compensation programs and practices are in the best interests of the Company and its shareholders.

The vote on this Say‑on‑Pay resolution is not intended to address any specific element of compensation; rather, the vote relates to all aspects of the compensation of the Named Executives, as described in this Proxy Statement. While this vote is only advisory in nature, which means that the vote is not binding on the Company, the Board and the Compensation Committee (which is composed solely of independent directors), value the opinion of the Company’s shareholders and will consider the outcome of the vote when addressing future compensation arrangements.

Voting

Approval of the resolution above (on a non‑binding, advisory basis) requires that the number of votes cast at the Meeting, in person or by proxy, in favor of the resolution exceeds the number of votes cast in opposition to the resolution.

The Board and the Compensation Committee Recommend that Shareholders Vote FOR Approval of the Compensation of the Named Executives, as disclosed in this Proxy Statement.

PROPOSAL 3

ADOPTION OF THE SKYWEST, INC. 2019 LONG-TERM INCENTIVE PLAN

Introduction

We are requesting that our shareholders approve the SkyWest, Inc. 2019 Long-Term Incentive Plan (the “2019 Plan”).  The 2019 Plan will replace the existing SkyWest, Inc. 2010 Long-Term Incentive Plan (the “2010 Plan”), which will expire by its terms in 2020.  In February 2019, our Board approved the 2019 Plan, subject to shareholder approval.  The 2019 Plan will be effective as of the date on which our shareholders approve the 2019 Plan.

If our shareholders approve the 2019 Plan, the Company will issue no additional awards under the 2010 Plan after the date of shareholder approval of the 2019 Plan; however, all then outstanding awards under the 2010 Plan would remain outstanding in accordance with their terms. If the 2019 Plan is not approved by our shareholders, the 2019 Plan will not become effective, the 2010 Plan will continue in full force and effect, and we may continue to grant awards under the 2010 Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

Employees, directors and consultants of the Company and its subsidiaries will be eligible to receive awards under the 2019 Plan, including incentive stock options ("ISOs"), non-qualified stock options, stock appreciation rights ("SARs"), restricted stock, restricted stock units, other share-based awards, including grants of unrestricted stock, and performance awards, including annual and long-term cash performance awards

The 2019 Plan would authorize a number of shares equal to the sum of (1) 4,500,000 shares (which is comprised of 2,535,925 new shares and 1,964,075 shares available for grant under the 2010 Plan as of December 31, 2018), less (A) one share for every share subject to an option or SAR that was granted after December 31, 2018 under the 2010 Plan and prior to the effective date of the 2019 Plan and (B) 1.65 shares for every share subject to an award (other than an option or SAR) that was granted after December 31, 2018 under the 2010 Plan and prior to the effective date of the 2019 Plan, plus (2) any shares covered by awards under the 2010 Plan that again become available for grant pursuant to the provisions of the 2019 Plan. Any shares that are subject to options or SARs granted under the 2019 Plan shall be counted against this limit as one share for every one share granted, and any shares that are subject to awards other than options or SARs shall be counted against this limit as 1.65 shares for every one share granted.  For information about the awards outstanding under the 2010 Plan as of December 31, 2018, see "Equity Incentive Awards Are Critical to Long-Term Shareholder Value Creation" below.

In general, shareholder approval of the 2019 Plan is necessary in order for us to (1) meet the shareholder approval requirements of the principal securities market on which shares of our Common Stock are traded, and (2) grant stock options that qualify as ISOs as defined under Section 422 of the Code.

The Board of Directors Recommends that Shareholders Vote FOR the Adoption of the SkyWest, Inc. 2019 Long-Term Incentive Plan

Key Features of the 2019 Plan

The Company has long had an ownership culture in which its officers, managers and other key employees are granted stock options and other equity-based awards to align their interests with those of shareholders.  The Board believes the ownership culture at the Company motivates the achievement of superior performance, and also plays an essential role in retaining top talent. The 2019 Plan would permit the Company to continue to use equity-based awards as an integral part of its compensation program.

The 2019 Plan reflects a broad range of compensation and governance best practices, with some of the key features of the 2019 Plan as follows:

•

No Increase to Shares Available for Issuance without Shareholder Approval. Without shareholder approval, the total number of shares of Common Stock that may be issued under the 2019 Plan cannot be increased (other than adjustments in connection with certain corporate reorganizations and other events).

•

No Automatic Vesting for Awards.  The 2019 Plan does not have automatic accelerated vesting provisions for awards in connection with a change in control (other than in connection with the non-assumption of awards).

•

No Repricing of Awards. Other than pursuant to the provisions of the 2019 Plan described below under the headings "Adjustments" and "Corporate Transactions," the plan administrator may not without the approval of the Company’s shareholders (1) lower the exercise price of an option or SAR after it is granted or (2) cancel an option or SAR when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award

•

Limitations on Dividend Payments on Unvested Awards. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. Dividend equivalents may not be paid on stock options or SARs.

•

Limitations on Grants to Directors. The sum of cash compensation, or other compensation, and the value of awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year of the Company may not exceed $500,000 (increased to $750,000 with respect to any non-employee director serving as Chairman of the Board or Lead Independent Director or in the fiscal year of a non-employee director's initial service as a non-employee director).  The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

•

No In-the-Money Option or Stock Appreciation Right Grants; Limit on Term of Options and Stock Appreciation Rights of Seven Years. The 2019 Plan prohibits the grant of options or SARs with an exercise or base price less than 100% of the fair market value of our Common Stock on the date of grant. The maximum permitted term of any stock option or SAR under the 2019 Plan is seven years from the date of grant.

•

Reasonable Limit on Full Value Awards.  For purposes of calculating the shares that remain available for issuance under the 2019 Plan, grants of options and SARs will be counted as the grant of one share for each one share actually granted, as described above. However, to protect our stockholders from potentially greater dilutive effect of full value awards, all grants of awards other than options and SARs will be counted against the 2019 Plan’s share reserve as 1.65 shares for each share subject to such awards.

•

Reasonable Share Counting Provisions. Generally, when awards granted under the 2019 Plan or awards outstanding under the 2010 Plan are forfeited, expire or are settled in cash, the shares reserved for those awards will again be available for future awards in an amount corresponding to the reduction in the share reserve previously made with respect to such awards. However, the following shares will not be added to the share reserve under the 2019 Plan: (1) shares of Common Stock that are delivered by the participant or withheld by us as payment of the exercise price in connection with the exercise of an option granted under the 2019 Plan or the 2010 Plan or payment of the tax withholding obligation in connection with any award granted under the 2019 Plan or the 2010 Plan; (2) shares subject to a SAR granted under the 2019 Plan or the 2010 Plan that are not issued in connection with the stock settlement of the SAR on its exercise; and (3) shares purchased on the open market with the cash proceeds from the exercise of options granted under the 2019 Plan or the 2010 Plan.

•

Independent Administration. The Compensation Committee of our Board, which consists of two or more non-employee directors, generally will administer the 2019 Plan if it is approved by shareholders. The full Board will administer the 2019 Plan with respect to awards granted to members of the Board. The Compensation Committee may delegate certain of its duties and authorities to a committee of one or more directors or officers of the Company for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who (1) are subject to Section 16 of the Exchange Act, or (2) are officers of the Company and have been delegated authority to grant or amend awards under the 2019 Plan.

Equity Incentive Awards Are Critical to Long-Term Shareholder Value Creation

Our 2010 Plan is the only equity plan pursuant to which we may grant equity awards to our directors, employees and consultants (other than our Employee Stock Purchase Plan (our "ESPP")), and we believe that the adoption of the 2019 Plan is essential to our success. If the 2019 Plan is approved our shareholders, it will replace the 2010 Plan and the 2019 Plan will be the only plan under which the Company may issue equity awards (other than our ESPP). Equity awards are intended to motivate high levels of performance, align the interests of our directors, employees and consultants with those of our shareholders by giving directors, employees and consultants the perspective of an owner with an equity stake in our company and providing a means of recognizing their contributions to the success of our company. Our Board and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help our company meet its goals. As of March 1, 2019, 220 of our 16,196 employees had received grants of equity awards, all 9 of our non-employee directors had received grants of equity awards, and none of our consultants had received grants of equity awards.

The table below presents information about the number of shares that were subject to outstanding equity awards under our 2010 Plan and the shares remaining available for issuance under the 2010 Plan and the ESPP, each at December 31, 2018, and the proposed number of shares authorized for issuance under the 2019 Plan.

	Number of Shares	As a % of Shares Outstanding (1)	Dollar Value (2)
2010 Plan
Options outstanding	300,580	0.6%	$ 13,366,793
Time-based restricted stock units outstanding	575,781	1.1%	$ 25,604,981
Performance-based restricted stock units outstanding (3)	370,917	0.7%	$ 16,494,679
Shares available for grant under the 2010 Plan (4)	1,964,075	3.8%	$ 87,342,417
Employee Stock Purchase Plan
Shares available for grant under the Employee Stock Purchase Plan	705,788	1.4%	$ 31,386,392
2019 Plan
Proposed shares available for issuance under 2019 Plan (5)	4,500,000	8.8%	$ 200,115,000

(1)	Based on 51,388,290 shares of our Common Stock outstanding as of December 31, 2018.
(2)	Based on the closing price of our Common Stock on December 31, 2018, of $44.47 per share.
(3)	Performance awards are included at “target” levels. Performance awards may be eligible to vest in up to 200% of the “target” award levels at “maximum” performance.
(4)

Shares remaining available for issuance under the 2010 Plan calculated assuming performance awards are counted against the share reserve at “target” levels.  If the 2019 Plan becomes effective, no additional awards will be granted under the 2010 Plan.

(5)

The proposed 4,500,000 total share reserve is comprised of 2,535,925 new shares plus the 1,964,075 shares that remained available for grant under the 2010 Plan as of December 31, 2018.  In addition, the initial share reserve will be reduced by (A) one share for every share subject to an option or SAR that was granted after December 31, 2018 under the 2010 Plan and prior to the effective date of the 2019 Plan and (B) 1.65 shares for every share subject to an award (other than an option or SAR) that was granted after December 31, 2018 under the 2010 Plan and prior to the effective date of the 2019 Plan.

In determining whether to approve the 2019 Plan, our Board considered the input of Frederic W. Cook & Co. ("FW Cook"), the Compensation Committee's independent compensation consultant, and the following:

•

In determining the size of the share reserve under the 2019 Plan, our Board considered the number of equity awards granted by our company during the past three calendar years. In fiscal years 2016, 2017 and 2018, equity awards representing a total of approximately 816,370 shares, 302,069 shares, and 220,473 shares, respectively, were awarded under the 2010 Plan, for an annual equity burn rate of 1.59%, 0.58% and 0.42%, respectively (with performance awards counted assuming "target" performance for this purpose). This level of equity awards represents a 3-year average burn rate of 0.86% of common shares outstanding. Equity burn rate is calculated by dividing (1) the number of shares subject to equity awards awarded during the fiscal year by (2) the basic weighted average number of common shares outstanding during the same fiscal year.

•	In fiscal years 2016, 2017 and 2018, the number of stock options and time-vesting restricted stock units granted and the number of performance-based restricted stock units earned, was as follows:

	2018		2017		2016

Stock Options/SARs granted	—		—		206,021

Time-based RSUs granted	115,044		160,137		384,148

Fully-vested shares granted	15,165		22,617		42,624
					
Performance-based RSUs earned	277,029		—		—

Total shares utilized	407,238		182,754		632,793

Basic weighted average common shares outstanding	51,914,000		51,804,000		51,505,000

•

We expect the proposed aggregate share reserve under the 2019 Plan to provide us with enough shares for awards for at least five years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2019 Plan could last for a shorter or longer time.

In fiscal years 2016, 2017 and 2018, the end of year overhang rate was approximately 10.5%, 9.1% and 6.2%, respectively. If the 2019 Plan is approved, we expect our overhang at the end of fiscal year 2019 will be approximately 9.9% (excluding the 705,788 shares that were available for issuance under the ESPP as of December 31, 2018 and assuming no terminations or forfeitures of shares and giving effect to shares intended to vest pursuant to their terms in 2019). If the shares available for issuance under the ESPP are included, we expect our overhang at the end of fiscal year 2019 will be approximately 11.1%. Overhang is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year (with performance awards included at “target” levels) plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the basic weighted average number of common shares outstanding during the same fiscal year plus the number of shares described in clause (1) above.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board of Directors has determined that the size of the share reserve under the 2019 Plan is reasonable and appropriate at this time. Our Board will not create a subcommittee to evaluate the risk and benefits for issuing shares under the 2019 Plan.

Summary of the 2019 Plan

The following summary of the material features of the 2019 Plan is subject to the full text of the 2019 Plan that is contained in Appendix B to this Proxy Statement.

Shares Subject to Plan.  The 2019 Plan would authorize a number of shares equal to the sum of (1) 4,500,000 shares, less (A) one share for every share subject to an option or SAR that was granted after December 31, 2018 under the 2010 Plan and prior to the effective date of the 2019 Plan and (B) 1.65 shares for every share subject to an award (other than an option or SAR) that was granted after December 31, 2018 under the 2010 Plan and prior to the effective date of the 2019 Plan,  plus (2) any shares covered by awards under the 2010 Plan that again become available for grant pursuant to the terms of the 2019 Plan.  Awards outstanding under the 2010 Plan are referred to as "2010 Plan Awards." In no event will more than 4,500,000 shares of our Common Stock be issuable pursuant to ISOs under the 2019 Plan.

If an award under the 2019 Plan (or after December 31, 2018, a 2010 Plan Award) is forfeited, expires or is settled in cash, the shares subject to the award or the 2010 Plan Award shall again be available for grant under the 2019 Plan (such shares, “Recycled Shares”).  To the extent that a share that was subject to an option or SAR under the 2019 Plan or an option or SAR that was a 2010 Plan Award becomes a Recycled Share, the 2019 Plan will be credited with one share.  To the extent that a share that was subject to an award (other than an option or SAR) under the 2019 Plan or a 2010 Plan Award (other than an option or SAR) becomes a Recycled Share, the 2019 Plan will be credited with 1.65 shares.  However, the following types of shares underlying an award may not become again available for grant under the 2019 Plan: (1) shares of Common Stock that are delivered by the participant or withheld by us as payment of the exercise price in connection with the exercise of an option or a 2010 Plan Award that was an option or payment of the tax withholding obligation in connection with any award (including a 2010 Plan Award); (2) shares subject to a SAR (including any SAR that is a 2010 Plan Award) that are not issued in connection with the stock settlement of the SAR on its exercise;  and (3) shares purchased on the open market with the cash proceeds from the exercise of options (including any options that are 2010 Plan Awards). Any restricted shares forfeited by the participant or repurchased by us at the same price paid by the participant so that such shares are returned to us will also be Recycled Shares and the 2019 Plan will be credited with 1.65 shares for each such forfeited or repurchased restricted share.  The payment of dividend equivalents in cash in conjunction with any outstanding awards shall not be counted against the shares available for issuance under the 2019 Plan.

To the extent permitted by applicable law or any exchange rule, and subject to certain other restrictions, shares issued in assumption of, or in substitution for, any outstanding awards or shares available under a pre-existing plan of an entity acquired by us or any of our subsidiaries that was approved by shareholders and not adopted in contemplation of such acquisition will not be counted against the shares available for grant under the 2019 Plan.

Administration.    The Compensation Committee of our Board will administer the 2019 Plan (except with respect to any award granted to non-employee directors, which must be administered by our full Board). Unless otherwise determined by the Board, the members of the Compensation Committee (or such other committee designated by the Board) administering the Plan must each be a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “independent director” under the rules of any securities exchange on which the shares of our Common Stock are listed. The Board or the Compensation Committee may delegate certain of its duties and authorities to a committee of one or more directors or officers of the Company for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who (1) are subject to Section 16 of the Exchange Act, or (2) have been delegated authority to grant, amend or administer awards under the 2019 Plan. The Board, the Compensation Committee or such other committee to which administration of the 2019 Plan has been delegated is referred to as the "plan administrator."  Subject to the terms and conditions of the 2019 Plan, the plan administrator has the authority to select the persons to whom awards are to be made, to determine the type or types of awards to be granted to each person, the number of awards to grant, the number of shares to be subject to such awards, and the terms and conditions of such awards, and to make all other determinations and decisions and to take all other actions necessary or advisable for the administration of the 2019 Plan. The plan administrator is also authorized to establish, adopt, amend or revise rules relating to administration of the 2019 Plan.

Eligibility.  Only employees, directors and consultants of the Company and its subsidiaries are eligible to receive awards under the 2019 Plan.  As of March 1, 2019, there were nine non-employee directors, 220 employees and no consultants who would have been eligible for awards under the 2019 Plan had it been in effect on such date. The plan administrator determines which persons receive awards.  The primary recipients of awards under the 2019 Plan will be our officers, other key employees, managers and pilots.

Notwithstanding any provision to the contrary in the 2019 Plan, the Board may establish compensation for non-employee directors from time to time, subject to the limitations in the 2010 Plan.  The Board will from time to time determine the terms, conditions and amounts of all such non-employee director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year of the Company may not exceed $500,000 (increased to $750,000 with respect to any non-employee director serving as Chairman of the Board or Lead Independent Director or in the fiscal year of a non-employee director's initial service as a non-employee director) (with any compensation that is deferred counting towards this limit for the year in which the compensation is first earned, and not a later year of settlement).  The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

Awards Under the 2019 Plan.  The 2019 Plan provides for the following types of awards: incentive stock options, non-qualified stock options, SARs, restricted stock, restricted stock units, other share-based awards, including grants of unrestricted stock, and performance awards, including annual and long-term cash performance awards. The plan administrator will consider each award grant subjectively, considering factors such as the individual performance of the recipient and the anticipated contribution of the recipient to the attainment of our long-term goals. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

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Stock Options.    The plan administrator may from time to time award options to any participant subject to the limitations described above.  Stock options give the holder the right to purchase shares of the Common Stock within a specified time at a specified price.  Two types of stock options may be granted under the 2019 Plan: incentive stock options, or “ISOs,” which are subject to special tax treatment as described below, and non-qualified options, or “NSOs.”  The exercise price of an option cannot be less than the fair market value of a share of Common Stock at the time of grant, except for substitute awards.  The expiration dates of options cannot be more than seven years after the date of the original grant. ISOs will be designed to comply with the provisions of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of Common Stock on the date of grant, may only be granted to employees, and must expire within a specified period of time following the optionee's termination of employment. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of our capital stock, the 2019 Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of grant.  Prior to the issuance of shares upon the exercise of an option, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the underlying shares. The closing price per share of our Common Stock on March 1, 2019, was $52.89 per share.
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Stock Appreciation Rights.  The plan administrator may grant SARs under the 2019 Plan.  A SAR entitles the holder upon exercise to receive an amount in cash, shares of Common Stock, other property, or a combination thereof (as determined by the plan administrator), computed by reference to appreciation in the value of the Common Stock.  The grant date value of a SAR against which appreciation is determined cannot be less than the fair market value of a share of Common Stock at the time of grant, except for substitute awards.  The expiration date of a SAR cannot be more than seven years after the date of the original grant.  Prior to the issuance of shares upon the exercise of a SAR, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the underlying shares.

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Restricted Stock.  The plan administrator may grant restricted shares of Common Stock (“restricted stock”) to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as the plan administrator shall determine in its discretion.  Awards of restricted stock may be made in exchange for services or other lawful consideration.  Generally, awards of restricted stock are subject to the requirement that the shares be forfeited to the Company unless specified conditions are met relating to continued service or attainment of performance goals.  Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a shareholder of the Company, including the right to vote the shares. Cash dividends or any other property distributed as a dividend with respect to a restricted stock award will be subject to the same vesting restrictions and risk of forfeiture as the underlying award.

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Restricted Stock Units.  The plan administrator may grant units having a value equal to an identical number of shares of Common Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as the plan administrator shall determine in its discretion.  If the vesting requirements specified by the plan administrator are met, the grantee of such units will receive shares of Common Stock, cash, other property, or any combination thereof, as determined by the plan administrator, equal to the fair market value of the corresponding number of shares of Common Stock.  A holder of restricted stock units has no voting rights or rights to receive dividends; however, the applicable award agreement may grant the participant dividend equivalents with respect to such restricted stock units. Any dividends or dividend equivalents provided with respect to a restricted stock unit award subject to vesting will be subject to the same vesting restrictions and risk of forfeiture as the underlying award.

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Other Share-Based Awards.  The plan administrator has the authority to grant awards under the 2019 Plan, including awards of unrestricted stock, in addition to those specifically described in the 2019 Plan.  These awards must be valued in whole or in part by reference to, or must otherwise be based on, the shares of Common Stock (or the cash equivalent of such shares).  These awards may be granted either alone, in addition to, or in tandem with, other awards granted under the 2019 Plan and/or cash awards made outside the 2019 Plan.  Each other share-based award will be evidenced by an award agreement that will specify terms and conditions as the plan administrator may determine.

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Dividends; Dividend Equivalents. Awards other than options and SARs may, if determined by the plan administrator, provide that the participant will be entitled to receive, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock, or other property dividends declared with respect to shares of Common Stock covered by an award. The plan administrator may provide that such amounts will be deemed to have been reinvested in additional shares of Common Stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award. Any dividends or dividend equivalents provided with respect to awards subject to vesting will be subject to the same vesting restrictions and risk of forfeiture as the underlying awards.
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Performance Awards.  The plan administrator may also make awards of performance shares, performance units, or performance-based cash bonuses, subject to the satisfaction of specified performance criteria.  Performance awards may be paid in shares of Common Stock, cash, other property, or any combination thereof, as determined by the plan administrator.

Performance Criteria. The performance goals for performance awards may, without limitation, be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; shareholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer)); strategic partnerships or transactions; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); cost per available seat mile; revenue per available seat mile; revenue or cost per revenue seat mile;  percentage of flights completed on time; percentage of scheduled flights completed; lost passenger baggage per passenger or per seat mile; aircraft utilization; revenue per employee; and implementation, completion or attainment of measurable objectives with respect to commercialization, projects, service volume levels, acquisitions and divestitures; transactions; and recruiting and maintaining personnel.  Such performance goals also may be based on the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.  The plan administrator may also exclude charges related to an event or occurrence which the plan administrator determines should appropriately be excluded, including: (1) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges; (2) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or (3) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Tax Withholding. The 2019 Plan permits the plan administrator to allow for the withholding or surrender of shares in satisfaction of tax withholding with respect to awards with a value up to the minimum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America).

Clawback Provisions. All awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by a participant upon any receipt or exercise of any award or upon the receipt or resale of any shares of Common Stock underlying the award) will be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with applicable laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as and to the extent set forth in such claw-back policy or the applicable award agreement.

Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the shares of Common Stock or the value thereof, other than an equity restructuring, the plan administrator may make such equitable adjustments, if any, as the plan administrator in its discretion may deem appropriate to reflect such change with respect to (1) the aggregate number and type of shares that may be issued under the 2019 Plan (including, but not limited to, adjustments of the number of shares available under the 2019 Plan, the maximum number of shares that may be issued pursuant to ISOs under the 2019 Plan), (2) the number and kind of shares, or other securities or property, subject to outstanding awards, (3) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), and (4) the exercise or grant price (if applicable) per share for any outstanding awards under the 2019 Plan. If there is any equity restructuring, the number and type of securities subject to each outstanding award and the grant or exercise price per share for each outstanding award, if applicable, will be proportionately adjusted. Adjustments in the event of an equity restructuring will not be discretionary.

Corporate Transactions.  The plan administrator has the authority under the 2019 Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction, including a change in control, including provision for the cash-out, termination, assumption or substitution of such awards. Unless otherwise provided in the applicable award agreement, if an award is assumed in connection with a change in control and the participant’s employment is terminated within 24 months of the change in control without “cause” or for “good reason”, such participant’s awards will vest as of the date the participant’s employment is terminated.  If an award is not assumed in connection with a change in control, then, unless otherwise specified in the award agreement, the award will become fully exercisable and vested upon the change in control. Under the 2019 Plan, a change in control is generally defined as:

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during any 24 month period, individuals who, as of the beginning of such period, constitute the Board together with any new director(s) whose election by our Board or nomination for election by our shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the twenty-four-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our Board;

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a transaction or series of related transactions (other than an offering of our stock to the general public through a registration statement filed with the Securities and Exchange Commission, or SEC) whereby any person or entity or related group of persons or entities (other than us, our subsidiaries, an employee benefit plan maintained by us or any of our subsidiaries or a person or entity that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the total combined voting power of our securities outstanding immediately after such acquisition;

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our consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s shareholders, other than a transaction that results in:

o

more than 50% of the total voting power of the successor entity is represented by our voting securities outstanding immediately prior to such transaction, and such voting power among the holders thereof is in substantially the same proportion as the voting power of such voting securities outstanding immediately prior to such transaction;

o	no person or group beneficially owning voting securities representing 50% or more of the combined voting power of the successor entity; and
o

at least a majority of the members of the board of directors of the successor entity following the transaction were directors of the Company at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or

•	our shareholders approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.

Nontransferability of Awards.  No awards under the 2019 Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, are transferable other than by will or the laws of descent and distribution, and an award may be exercised during the participant's lifetime only by the participant or the participant's estate, guardian or legal representative, except that the plan administrator may provide in an award agreement that a participant may transfer an award to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the plan administrator.

Repricing Without Shareholder Approval Prohibited. Other than pursuant to the provisions of the 2019 Plan described above under the headings "Adjustments" and "Corporate Transactions," the plan administrator may not without the approval of the Company’s shareholders (1) lower the exercise price of an option or SAR after it is granted or (2) cancel an option or SAR when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award.

Amendment and Termination.  The Board or the Compensation Committee may, from time to time, alter, amend, suspend or terminate the 2019 Plan.  However, shareholder approval of any amendment to the 2019 Plan will be obtained to the extent necessary to comply with any applicable law, regulation or stock exchange rule and for any increase in the total number of shares of Common Stock that may be issued under the 2019 Plan or the number of shares of Common Stock that may be issued pursuant to ISOs under the Plan (other than adjustments in connection with certain corporate reorganizations and other events).  The 2019 Plan will continue until terminated by the Board or the Compensation Committee.  No grants may be made under the 2019 Plan following the date of termination, although grants made prior to that date may remain outstanding following the termination of the 2019 Plan until their scheduled expiration date. No ISOs may be granted under the 2019 Plan after the tenth anniversary of the date the 2019 Plan was adopted by the Board.

Securities Laws. The 2019 Plan is intended to conform to all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including, without limitation, Rule 16b-3. The 2019 Plan will be administered, and awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

Certain Federal Income Tax Consequences

Tax Consequences to Participants

The following is a brief summary of certain material federal income tax consequences relating to awards under the 2019 Plan under current United States federal income tax laws.  The following discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary is not intended to be complete and does not describe foreign, state and local tax laws, employment, estate or gift tax considerations.  The tax information summarized is not tax advice.

Nonqualified Stock Options (NSOs).  In general, (1) no income will be recognized by an optionee at the time an NSO is granted; (2) at the time of exercise of an NSO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares of Common Stock and the fair market value of the shares, on the date of exercise; and (3) at the time of sale of shares of Common Stock acquired pursuant to the exercise of an NSO, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on whether the shares have been held for more than one year.

Incentive Stock Options (ISOs).  No income will be recognized by an optionee upon the grant of an ISO.  In general, no income will be recognized upon the exercise of an ISO for regular income tax purposes.  However, the difference between the option price paid and the fair market value of the shares at exercise may constitute a preference item subject to or triggering alternative minimum tax.  If shares of Common Stock are issued to the optionee pursuant to the exercise of an ISO, and if no sale, transfer by gift or other disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Common Stock acquired upon the timely exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares.  Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights.  No income will be recognized by a participant in connection with the grant of a stock appreciation right.  When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any shares of Common Stock or other property received on the exercise.

Restricted Stock.  The recipient of restricted shares of Common Stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Restrictions”).  At such time, the recipient will be subject to tax at ordinary income rates on the fair market value of the shares (reduced by any amount paid by the participant for such shares).  However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares.  Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon whether the shares have been held for more than one year.  If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Stock Units; Performance Awards; Dividend Equivalents and Other Share-Based Awards.  Generally, no income will be recognized upon the award of restricted stock units, performance awards, dividend equivalents or other share-based awards.  The recipient of any such award generally will be subject to tax at ordinary income rates on any cash received and the fair market value of any unrestricted shares of Common Stock or other property on the date that such amounts are transferred to the participant under the award (reduced by any amount paid by the participant for such award).  Upon the subsequent disposition of any shares received in settlement of an award, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Section 409A of the Code. Certain types of awards under the 2019 Plan may constitute, or provide for, a deferral of compensation under Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% federal income tax (and, potentially, certain interest penalties). To the extent applicable, the 2019 Plan and awards granted under the 2019 Plan will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.

Tax Consequences to the Company.  To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services should be entitled to a corresponding deduction provided that, among other things, the amount (1) meets the test of reasonableness, (2) is an ordinary and necessary business expense, (3) is not an “excess parachute payment” within the meaning of Section 280G of the Code, and (4) is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Section 162(m) Limitation. In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for covered employees, generally all named executive officers and any covered employee from a previous year, exceeds $1 million in any one year.

New Plan Benefits

Other than with respect to the annual equity awards to our non-employee directors as described above under "Director Compensation," all future awards under the 2019 Plan are subject to the discretion of the plan administrator and the Company is unable to determine the amount of benefits that may be received by participants under the 2019 Plan, if approved.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended and approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company for the year ending December 31, 2019. The Company is seeking shareholder ratification of such action.

It is expected that representatives of Ernst & Young LLP will attend the Meeting and be available to make a statement or respond to appropriate questions.

The Board and the Audit Committee Recommend that Shareholders Vote FOR the Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2019.

AUDIT COMMITTEE DISCLOSURE

Who served on the Audit Committee?

The members of the Audit Committee as of December 31, 2018, were W. Steve Albrecht (Chairman), Henry J. Eyring, Andrew C. Roberts, Keith E. Smith and James Welch. Each member of the Audit Committee has been determined by the Board to be independent under the rules of the Securities and Exchange Commission and The Nasdaq Global Select Market. The Board has determined that W. Steve Albrecht, who served on the Audit Committee during the year ended December 31, 2018, is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S‑K promulgated under the Exchange Act.

What document governs the activities of the Audit Committee?

The Audit Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee charter is available on the Company’s website at inc.skywest.com, and is also available in print, free of charge, upon request. Requests for a printed copy of the Audit Committee charter should be submitted to Eric J. Woodward, Chief Accounting Officer of the Company, at 444 South River Road, St. George, Utah 84790.

How does the Audit Committee conduct its meetings?

During the year ended December 31, 2018, the Audit Committee met with the senior members of the Company’s financial management team at each of its regularly scheduled meetings (two meetings per quarter). The Audit Committee also met with representatives of Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, at each of its in-person meetings and met with representatives of Protiviti, Inc. (“Protiviti”), the Company’s principal internal auditor, at several of its meetings. Agendas for the Audit Committee’s meetings are established by the Chairman of the Audit Committee, after consultation with the Company’s Chief Financial Officer and Chief Accounting Officer. At those meetings, the Audit Committee reviewed and discussed the Company’s financial performance, financial reporting practices, various financial and regulatory issues, accounting and financial management issues, developments in the accounting profession, as well as the Company’s industry, risk management and a summary of calls received on the Company’s anonymous reporting line. The Audit Committee also had separate, executive sessions regularly with representatives of EY, Protiviti and the Company’s legal counsel, at which meetings candid discussions of financial management, accounting, internal controls and legal and compliance issues took place. Additionally, the Chairman of the Audit Committee had separate discussions regularly with the Company’s Chief Financial Officer and representatives of EY, Protiviti and the Company’s legal counsel.

Does the Audit Committee review the periodic reports and other public financial disclosures of the Company?

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion and Analysis of Financial Condition and Results of Operations. As part of its review, the Audit Committee discusses the reports with the Company’s management and independent registered public accounting firm and considers the audit and review reports prepared by the independent registered public accounting firm about the Company’s quarterly and annual reports, as well as related matters such as the quality (and not just the acceptability) of the Company’s accounting practices, alternative methods of accounting under GAAP and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

Did the Audit Committee play any role in connection with the Company’s report on internal controls?

The Audit Committee reviewed management’s report on internal control over financial reporting, required under Section 404 of the Sarbanes Oxley Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the bases for management’s conclusions in that report, and also reviewed the report of the independent registered public accounting firm on internal control over financial reporting. Throughout the year ended December 31, 2018, the Audit Committee reviewed management’s plan for documenting and testing controls, the results of their documentation and testing, any deficiencies discovered and the resulting remediation of any such deficiencies.

What is the role of the Audit Committee in connection with the financial statements and controls of the Company?

Management of the Company has primary responsibility for the Company’s financial statements and internal control over the Company’s financial reporting. The Company’s independent registered public accounting firm has responsibility for the integrated audit of the Company’s financial statements and internal control over financial reporting. It is the responsibility of the Audit Committee to oversee financial and control matters, among other responsibilities fulfilled by the Audit Committee under its charter. The Audit Committee meets regularly with representatives of EY and Protiviti, without the presence of management, to ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to the Company. The Audit Committee also regularly reviews with its outside advisors material developments in the law and accounting literature that may be pertinent to the Company’s accounting financial reporting practices.

Does the Audit Committee have any policy‑making responsibility?

From time to time, the Audit Committee establishes certain policies as required by the rules of the Securities and Exchange Commission and the listing standards of The Nasdaq Global Select Market. For example, the Audit Committee has established a policy for the receipt and retention (including on an anonymous basis) of complaints about financial and control matters. The Audit Committee also has implemented a policy that addresses when the Company may recruit personnel who formerly were employed by the Company’s independent registered public accounting firm. In other cases, the Audit Committee is responsible for overseeing the efficacy of management policies, including compliance with the Company’s Code of Ethics and the availability of perquisites.

What matters have members of the Audit Committee discussed with the independent registered public accounting firm?

In its meetings with representatives of EY, the Audit Committee asked EY to address and discuss their responses to several questions that they believed were particularly relevant to its oversight. These questions included:

•	Are there any significant judgments made by management in preparing the financial statements that would have been made differently had EY prepared and been responsible for the financial statements?
•

Based on EY’s experience, and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with GAAP and Securities and Exchange Commission disclosure requirements?

•	Based on EY’s experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?
•

During the course of the applicable year, has EY received any communication or discovered any information indicating any improprieties with respect to the Company’s accounting and reporting procedures or reports?

The Audit Committee has also discussed with EY that they are retained by the Audit Committee and that they must raise any concerns about the Company’s financial reporting and procedures directly with the Audit Committee.

Based on these discussions and its discussions with management, the Audit Committee believes it has a basis for its oversight judgments and for recommending that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2018.

What has the Audit Committee done with regard to the Company’s audited financial statements for the year ended December 31, 2018?

The Audit Committee has:

•	Reviewed and discussed the Company’s audited financial statements with the Company’s management; and
•	Discussed with EY the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board ("PCAOB").

Has the Audit Committee considered the independence of the Company’s independent registered public accounting firm?

The Audit Committee has received from EY the written disclosures regarding EY’s independence required by applicable requirements of the PCAOB, and has discussed with EY their independence. The Audit Committee has concluded that EY is independent from the Company and its management.

Has the Audit Committee made a recommendation regarding the audited financial statements for the year ended December 31, 2018?

Based upon its review and the discussions with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements for the Company be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2018.

Does the Audit Committee provide a periodic report of its activities to the Board?

The Audit Committee provides reports of its activities at each regularly scheduled Board meeting.

Has the Audit Committee reviewed the fees paid to the Company’s independent registered public accounting firm during the year ended December 31, 2018?

The Audit Committee has reviewed and discussed the fees paid to EY during the year ended December 31, 2018, for the annual audit of the Company’s financial statements, including the integrated audit of internal control over financial reporting and the quarterly reviews of the Company’s financial statements included in its Quarterly Reports on Form 10‑Q, which are set forth below under “Fees Paid to Independent Registered Public Accounting Firm.” The Audit Committee has concluded that EY’s delivery of non‑audit services is compatible with EY’s independence.

What is the Company’s policy regarding the retention of the Company’s independent registered public accounting firm?

The Audit Committee has adopted a policy regarding the retention of the independent registered public accounting firm that requires pre‑approval of all services by the Audit Committee or the Chairman of the Audit Committee. When services are pre‑approved by the Chairman of the Audit Committee, notice of such approval is given to the other members of the Audit Committee and presented to the full Audit Committee at its next scheduled meeting.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

During the years ended December 31, 2018 and 2017, the Company paid EY fees and related expenses in the aggregate amount of $1,371,000 and $1,329,000, respectively, for the annual audit of the Company’s financial statements, including the integrated audit of internal control over financial reporting and the quarterly reviews of the Company’s financial statements included in its Quarterly Reports on Form 10‑Q.

Audit‑Related Fees, Tax Fees and All Other Fees

The Company paid EY $36,000 in tax fees and related expenses for research compiled for the Tax Cuts and Jobs Act during the year ended December 31, 2018. The Company did not pay EY for audit-related fees, tax fees or any other fees during the year ended December 31, 2017.

REPORT OF THE AUDIT COMMITTEE

In connection with the financial statements for the year ended December 31, 2018, the Audit Committee has:

(1)	reviewed and discussed the audited financial statements with management;
(2)	discussed with EY, the Company’s independent registered public accounting firm, the matters required to be discussed by applicable standards of the PCAOB; and
(3)

received the written disclosures and letter from EY regarding the auditors’ independence required by applicable requirements of the PCAOB, and has discussed with the independent auditors the independent auditor’s independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board at the February 5, 2019 meeting of the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission. The Board approved this inclusion.

The Audit Committee

W. Steve Albrecht, Chair

Henry J. Eyring

Andrew C. Roberts

Keith E. Smith

James L. Welch

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material,” to be “filed” with the Securities and Exchange Commission or be subject to Regulation 14A or Regulation 14C or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference into any filing of SkyWest, Inc., except to the extent that SkyWest, Inc. specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s executive officers, directors and 10% shareholders are required under Section 16 of the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of these reports must also be furnished to the Company.

Based solely on a review of copies of reports furnished to the Company, or written representations that no reports were required, the Company believes that during 2018 its executive officers, directors and 10% holders complied with all filing requirements of Section 16 of the Exchange Act.

SHAREHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS

If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy material in connection with the Company’s 2020 Annual Meeting of Shareholders, the proposal must be in proper form (per Securities and Exchange Commission Regulation 14A, Rule 14a‑8—Shareholder Proposals) and received by the Chief Financial Officer of the Company on or before November 22, 2019. Shareholder proposals to be presented at the 2020 Annual Meeting of Shareholders which are not to be included in the Company’s proxy materials must be received by the Company no earlier than February 7, 2020, and no later than February 27, 2020, in accordance with the procedures set forth in the Company’s Bylaws.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

In instances in which multiple holders of the Common Stock share a common address and are the beneficial owners, but not the record holders, of those shares of Common Stock, the holders’ banks, brokers or other nominees may only deliver one copy of this Proxy Statement and the Company’s 2018 Annual Report to Shareholders, unless the applicable bank, broker or nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written request, a separate copy of this Proxy Statement and the Company’s 2018 Annual Report to Shareholders to any shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of this Proxy Statement and the Company’s 2018 Annual Report to Shareholders should submit a request in writing to Robert J. Simmons, Chief Financial Officer of the Company, 444 South River Road, St. George, Utah 84790, Telephone: (435) 634-3200. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

OTHER BUSINESS

The Company’s management does not know of any other matter to be presented for action at the Meeting. However, if any other matters should be properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

Robert J. Simmons

Chief Financial Officer

St. George, Utah

March 22, 2019

APPENDIX A

TO

PROXY STATEMENT

Reconciliation of non-GAAP financial measures

Although SkyWest’s financial statements are prepared in accordance with GAAP, SkyWest management believes that certain non-GAAP financial measures may provide investors with useful information regarding the underlying business trends and performance of SkyWest’s ongoing operations and may be useful for period-over-period comparisons of such operations. The following table sets forth supplemental financial data and corresponding reconciliations to GAAP financial statements for the twelve months ended December 31, 2017 and 2016. Readers should consider these non-GAAP measures in addition to, not a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures exclude some, but not all, items that may affect SkyWest’s net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies.

Reconciliation to Adjusted Net Income and Diluted Earnings per Share (unaudited)

(Dollars in thousands, except per diluted share)

	For the year ended December 31, 2017
	Pre-tax income	Income tax benefit (expense)	Net income	Net income per Diluted Share
GAAP income	$288,183	$140,724	$428,907	$8.08
2017 year adjustments (1)	—	(246,845)	(246,845)
Adjusted income	$288,183	$(106,121)	$182,062	$3.43

	For the year ended December 31, 2016
	Pre-tax income (loss)	Income tax benefit (expense)	Net income (loss)	Net income (loss) per Diluted Share
GAAP income (loss)	$(248,812)	$87,226	$(161,586)	$(3.14)
2016 year adjustments (2)	465,649	(171,047)	294,602
2016 year adjustments (3)	16,101	(6,023)	10,078
Adjusted income (4)	$32,938	$(89,844)	$143,094	$2.73

These adjustments allow investors to better understand and analyze our recurring core performance in the periods presented.

(1)	Adjusts for tax benefit resulting from the Tax Cuts and Jobs Act enacted during Q4 2017 that resulted in a revaluation of SkyWest’s deferred tax assets and liabilities.
(2)

Adjusts for a non-cash impairment charge on 50-seat aircraft and related long-lived assets and spare aircraft parts net of a $90 million early settlement of residual value guarantees with Bombardier received in Q4 2016.

(3)	Adjusts for early lease return charges on eight CRJ700s.
(4)	Pro forma diluted shares outstanding were 52,369,000 for adjusted income for the twelve months ended December 31, 2016.

APPENDIX B

TO

PROXY STATEMENT

SkyWest Inc. 2019 Long-Term Incentive Plan

SkyWest, Inc. (the “Company”), a Utah corporation, hereby establishes and adopts the following SkyWest, Inc. 2019 Long-Term Incentive Plan (the “Plan”).

1.PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company's success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.DEFINITIONS

2.1.“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2.“Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.3.“Board” shall mean the board of directors of the Company.

2.4.“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5.“Committee” shall mean the entity that conducts the general administration of the Plan as provided in Article 11 hereof.  With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 4.2(c) hereof, or which the Board has assumed, the term “Committee” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.  Unless otherwise determined by the Board, the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder shall serve as the “Committee” and, unless otherwise determined by the Board, shall consist of no fewer than two Directors, each of whom is: (a) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act; and (b) an “independent director” for purpose of the rules of the applicable Securities Exchange on which the Shares are traded, to the extent required by such rules.

2.6.“Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person: (a) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital‑raising transaction; (b) does not directly or indirectly promote or maintain a market for the Company's securities; and (c) otherwise qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.

2.7.“Director” shall mean a non-employee member of the Board.

2.8.“Dividend Equivalents” shall have the meaning set forth in Section 8.2.

2.9.“Effective Date” shall have the meaning set forth in Section 13.13.

2.10.“Employee” shall mean any employee of the Company or any Subsidiary.

2.11.“Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the price of a Share (or other Company securities) and causes a change in the per Share value of a Share underlying outstanding Awards.

2.12.“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.13.“Fair Market Value” shall mean, with respect to Shares as of any date: (a) the closing price of the Shares as reported on the Securities Exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (b) if the Shares are not listed on any Securities Exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (c) if the Shares are neither listed on a Securities Exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.14.“Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

2.15.“Non-Qualified Stock Option” shall mean an Option not intended or not qualifying as an Incentive Stock Option.

2.16.“Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.17.“Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.18.“Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.19.“Payee” shall have the meaning set forth in Section 13.2.

2.20.“Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.21.“Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.22.“Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.23.“Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.24.“Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.25.“Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.26.“Plan” shall mean the SkyWest, Inc. 2019 Long-Term Incentive Plan as set forth herein, and as subsequently amended from time to time.

2.27.“Prior Plan” shall mean the Company’s 2010 Long-Term Incentive Plan.

2.28.“Prior Plan Award” means an award outstanding under the Prior Plan.

2.29.“Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.30.“Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.31.“Restricted Stock Unit” means an Award that represents an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.32.“Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.

2.33.“Securities Exchange” means the principal U.S. national securities exchange on which the Shares are listed and traded on the date in question.  As of the date hereof, the applicable Securities Exchange is The NASDAQ Global Select Market.

2.34.“Shares” shall mean the shares of common stock, no par value, of the Company.

2.35.“Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.36.“Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if, at the relevant time each of the entities other than the last entity in the unbroken chain owns, at the time of the determination, securities or interests representing at least 50% or more of the total combined voting power of all classes of securities or interests in one of the other entities in the chain.

2.37.“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for: (i) awards previously granted by an entity (other than the Company or a Subsidiary) that is acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines; or (ii) the right or obligation of any entity acquired by the Company or acquired by any Subsidiary, or with which the Company or any Subsidiary combines, to make future awards.

2.38.“Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3.SHARES SUBJECT TO THE PLAN

3.1Number of Shares.

(a) Subject to adjustment as provided in Section 12.2, such number of Shares shall be authorized for grant under the Plan as is equal to the sum of (i) 4,500,000 Shares, less (A) one (1) Share for every one (1) Share subject to an option or stock appreciation right granted after December 31, 2018 under the Prior Plan and prior to the Effective Date and (ii) one and sixty-five one-hundredths (1.65) Shares for every one (1) Share subject to a Prior Plan Award other than an option or stock appreciation right granted after December 31, 2018 under the Prior Plan and prior to the Effective Date, plus (ii) any Shares covered by awards granted under the Prior Plan that again become available for grant pursuant to Section 3.1(b).  Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one and sixty-five one-hundredths (1.65) Shares for every one (1) Share granted.  After the Effective Date as provided in Section 13.13, no further awards shall be granted under the Prior Plan.

(b) If an Award or any Shares subject to an Award (or after December 31, 2018, a Prior Plan Award or Shares subject to a Prior Plan Award) is forfeited, expires, or is settled for cash (in whole or in part), the Shares subject to such Award or  Prior Plan Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below.  Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a): (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or an option granted under the Prior Plan, or to satisfy any tax withholding obligation with respect to an Award or an award granted under the Prior Plan; (ii) Shares subject to a Stock Appreciation Right or a stock appreciation right granted under the Prior Plan that are not issued in connection with its stock settlement on exercise thereof; and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the Prior Plan.  Any Shares of Restricted Stock forfeited by the Participant or repurchased by the Company under Section 7.3(d) hereof at the same price paid by the Participant so that such Shares are returned to the Company will again be available for Awards under the Plan, in accordance with Section 3.1(d) below.  The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.  Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan (except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan), nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above.  Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under Section 3.1(a) of the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Consultants or Directors prior to such acquisition or combination.

(d) Any Shares that again become available for grant pursuant to Section 3.1(b) shall be added back as: (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan; and (ii) as one and sixty-five one-hundredths (1.65) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.

(e) Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 4,500,000 Shares, subject to adjustment as provided in Section 12.2.

3.2.Character of Shares.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.ELIGIBILITY AND ADMINISTRATION

4.1.Eligibility.  Any Employee, Director or Consultant shall be eligible to be selected as a Participant.

4.2.Administration.

(a) The Plan shall be administered by the Committee.  The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) subject to Section 12.1, determine whether, to what extent, and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; (xii) accelerate the vesting, payment and/or settlement of any Award; (xiii) amend any Award or Award Agreement, provided that the rights or obligations of the Participant of the Award that is the subject of any such Award Agreement are not impaired by such amendment in any material respect, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 11.1, 11.2, Section 12.2 or Section 13.5 or Section 13.15 or the other terms of this Plan; and (xiv) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary.  A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.  Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to a Director shall require the prior approval of the Board.

(c) To the extent not inconsistent with applicable law, or the rules and regulations of the Securities Exchange on which the Shares are traded, the Board or the Committee may delegate to a committee of one or more directors of the Company or one or more officers of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards; provided,  however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a)

individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder.  Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee.  At all times, the delegatee appointed under this Section 4.2(c) shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

4.3.Director Limit. Notwithstanding any provision to the contrary in the Plan, the Board may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan.  The Board will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $500,000 (increased to $750,000 with respect to any non-employee Director serving as Chairman of the Board or Lead Independent Director or in the fiscal year of a non-employee Director's initial service as a non-employee Director) (with any compensation that is deferred counting towards this limit for the year in which the compensation is first earned, and not a later year of settlement).  The Board may make exceptions to this limit for individual non-employee Directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.

5.OPTIONS

5.1.Grant of Options.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan.  Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2.Award Agreements.  All Options shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan.  The terms and conditions of Options need not be the same with respect to each Participant.  Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option.  Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3.Option Price.  Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided,  however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant.

5.4.Option Term.  The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of seven (7) years from the date the Option is granted, except in the event of death or disability; provided,  however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary.

5.5.Exercise of Options.

(a) Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased.  The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made: (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds); (ii) by tendering previously acquired Shares (either actually or by attestation) with a fair market value on the date of delivery equal to the amount of the purchase price to be paid by the Participant; (iii) with the consent of the Committee, by delivery of other consideration having a fair market value on the exercise date equal to the total purchase price; (iv) with the consent of the Committee, by the withholding of Shares issuable upon exercise of such Options by the Company with a fair market value on the date of delivery equal to the amount of the purchase price to be paid by the Participant; (v) through any other method specified in an Award Agreement (including through delivery (including telephonically to the extent permitted by the Company) of a notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of such Options, and that the broker has been directed to deliver promptly to the Company funds sufficient to satisfy the applicable purchase price (provided that such amount is paid to the Company at such time as may be required by the Company)); or (vi) any combination of any of the foregoing.  The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe.  In no event may any Option granted hereunder be exercised for a fraction of a Share.

(c) Notwithstanding the foregoing, an Award Agreement evidencing an Option may provide that if on the last day of the term of the Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option (subject to Section 13.2).  In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided,  however, any fractional Share shall be settled in cash.

5.6.Form of Settlement.  In its sole discretion, the Committee may provide that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities.

5.7.Incentive Stock Options.  The Committee may grant Incentive Stock Options to any Employee of the Company or any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code.  All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code.  By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (a) two (2) years from the grant date of the Option or (b) one (1) year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer.  Neither the Company nor the Committee will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code.  Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

6.STOCK APPRECIATION RIGHTS

6.1.Grant and Exercise.  Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan.

6.2.Terms and Conditions.  Stock Appreciation Rights shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of: (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise), over (ii) the grant price of the Stock Appreciation Right.

(b) The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.
(c) The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate.  A Stock Appreciation Right shall: (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2; and (ii) have a term not greater than seven (7) years.

(e) An Award Agreement evidencing a Stock Appreciation Right may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day.  In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes (subject to Section 13.2).  Any fractional Share shall be settled in cash.

7.RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1.Grants.  Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation.  Each Restricted Stock Award and Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee (the “Vesting Period”).  The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock Awards or Restricted Stock Unit Awards; provided that the consideration shall in all events equal or exceed the par value per Share.

7.2.Award Agreements.  The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether any such Restricted Stock Unit Awards shall have

Dividend Equivalents.  The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3.Rights of Holders of Restricted Stock and Restricted Stock Units.

(a) Unless otherwise provided in the applicable Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and, subject to Section 7.3(c), the right to receive dividends and other distributions made with respect to such Shares.

(b) A Participant receiving a Restricted Stock Unit Award shall not possess voting rights or the right to receive any dividends or other distributions with respect to such Award.  The applicable Award Agreement may, however, grant the Participant Dividend Equivalents with respect to Restricted Stock Units.

(c) Notwithstanding the provisions of this Section, cash dividends with respect to any Restricted Stock Award and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash, Shares or other property has been distributed and shall either (i) be paid at the time such restrictions and risk of forfeiture lapse or (ii) forfeited to the extent the underlying Restricted Stock is forfeited.

(d) Except as otherwise determined by the Committee at the time of the grant of a Restricted Stock Award or thereafter, (a) if no purchase price was paid by the Participant for the Restricted Stock, upon a termination of the Participant's employment or service relationship, the Participant's rights in unvested Restricted Stock then subject to restrictions shall lapse and be forfeited, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration, and (b) if a purchase price was paid by the Participant for the Restricted Stock, upon a termination of the Participant's employment or service relationship, the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in the applicable Award Agreement.

7.4Issuance of Shares.  Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company.  Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.OTHER SHARE-BASED AWARDS; DIVIDEND EQUIVALENTS

8.1.Grants of Other Share-Based Awards.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan.  Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.  Other Share-Based Awards shall be subject to such vesting restrictions as are imposed by the Committee covering a period of time specified by the Committee (the “Vesting Period”).

8.2.Dividend Equivalents.  Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion.  The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and shall provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.  Notwithstanding the foregoing, dividends or Dividend Equivalents with respect to an Award that is subject to vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the Award vests.

8.3.Award Agreements.  The terms of Other Share-Based Award and Dividend Equivalents granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether any such Other Share-Based Awards shall have Dividend Equivalents.  The terms of such Awards need not be the same with respect to each Participant.

8.3.Payment.  Except as may be provided in an Award Agreement, Other Share-Based Awards and Dividend Equivalents may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee.

9.PERFORMANCE AWARDS

9.1.Grants.  Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon, without limitation, the criteria set forth in Section 10.1.

9.2.Award Agreements.  The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

9.3.Terms and Conditions.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award.  The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4.Payment.  Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period.  Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee.

10.PERFORMANCE CRITERIA

10.1.Performance Criteria.   If the Committee determines that the lapsing of restrictions on an Award and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, such performance goals may, without limitation, be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer)); strategic partnerships or transactions; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); cost per available seat mile; revenue per available seat mile; revenue or cost per revenue seat mile;  percentage of flights completed on time; percentage of scheduled flights completed; lost passenger baggage per passenger or per seat mile; aircraft utilization; revenue per employee; and implementation, completion or attainment of measurable objectives with respect to commercialization, projects, service volume levels, acquisitions and divestitures; transactions; and recruiting and maintaining personnel.  Such performance goals also may be based on the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.  The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including: (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges; (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

11.CHANGE IN CONTROL PROVISIONS

11.1.Impact on Awards.  In the event of any Change in Control, the Committee, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, or (y) to facilitate such transaction or event:

(a) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Committee;

(d) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

(e) To replace such Award with other rights or property selected by the Committee; and/or
(f) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

11.2.Assumption or Substitution of Certain Awards.

(a) Unless otherwise provided in the applicable Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or provides a substitute award for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award or Dividend Equivalent Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) without “cause” or for “good reason” as defined in the Award Agreement or under other circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or such other longer period of time as is set forth in the applicable Award Agreement); (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested; and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.  For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided,  however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control.  The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b) Unless otherwise provided in the applicable Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable; (ii) all restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested; and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

11.3.Definition of Change in Control.  For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

(a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:  (i) by the Company or any Subsidiary; (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities; (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c); or (v) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 50% or more of Company Voting Securities by such person;

(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:  (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”); or

(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of 50% or more of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided,  that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

11.4.No Restriction on Company Rights.  The existence of the Plan, any Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.5.Administrative Convenience. In the event of any Change in Control or any transaction described in Section 12.2, including any Equity Restructuring, for reasons of administrative convenience, the Company, in its discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

12.GENERALLY APPLICABLE PROVISIONS

12.1.Amendment and Termination of the Plan; Prohibition on Repricing.  The Board or the Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the Securities Exchange on which the Shares are then traded.  However, subject to Section 12.2 hereof, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 12.2, increase the limits imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan or the maximum number of Shares that may be issued pursuant to Incentive Stock Options under the Plan. Subject to Article 11 and Section 12.2 hereof, the Committee shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares.  Subject to Section 12.2 hereof, the Committee shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

12.2.Adjustments.

(a) In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions may be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the maximum number of Shares that may be issued pursuant to Incentive Stock Options, and, in the aggregate, in the number, class, kind and exercise price or grant price (if applicable) of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

(b) In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Section 12.2 or Article 11, the Committee will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number, class and kind of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants.  The adjustments provided under this Section 12.2(b) will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Committee will determine whether an adjustment is equitable.

12.3.Transferability of Awards.  Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative.  To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to: (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings; (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i); (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders; or (iv) for charitable donations; provided that such transfer is not effectuated for any value or consideration and such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided,  further, that such Participant shall remain bound by the terms and conditions of the Plan.  The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4.Termination of Employment or Services.  The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise.  The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5.Deferral.  The Committee in its sole discretion shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.

12.6.Payment.  The Committee shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds),  (b) Shares (including, in the case of payment of the exercise or purchase price of an Award,  Shares issuable pursuant to the exercise or settlement of the Award) held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences, in each case, having a fair market value on the date of delivery equal to the aggregate payments required, (c) through delivery (including telephonically to the extent permitted by the Company) of a written or electronic notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then-

issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, however, that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Committee, or (e) any combination of the foregoing.  The Committee shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants.  Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.  In all events, valid consideration shall be paid for all Shares issued under the Plan, which consideration shall in all events equal or exceed the par value per Share.

13.MISCELLANEOUS

13.1.Award Agreements.  Each Award Agreement shall either be: (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf; or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require.  The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company.  The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

13.2.Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of any taxable event concerning a Payee arising in connection with any Award.  The Company or any Subsidiary shall have the right to withhold or deduct from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes.  The Committee may in its sole discretion and in satisfaction of the foregoing requirement allow a Payee to satisfy such obligations by any payment means described in Section 12.6 hereof, including without limitation, by allowing such Payee to elect to have the Company or a Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). Notwithstanding any other provision of the Plan, the number of Shares which may be so delivered or retained shall be limited to the number of Shares which have a fair market value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on such Payee’s minimum applicable statutory tax withholding rates for federal, state, local and foreign income tax and payroll tax purposes or such other higher rates approved by the Committee (which rates shall in no event exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America)); provided,  however, unless otherwise approved by the Committee, to the extent such Shares were acquired by the Payee from the Company as compensation, the Shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; provided,  further, that the number of Shares delivered or retained shall be rounded up to the nearest whole Share sufficient to cover the applicable tax withholding obligation to the extent rounding up to the nearest whole Share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America, even if such rounding would cause the fair market value of the Shares tendered or withheld to exceed the minimum applicable statutory withholding rate. The Committee shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

13.3.Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason “at will.”  Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship.  No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

13.4.Substitute Awards.  Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5.Cancellation of Award; Forfeiture of Gain; Clawbacks.

(a) Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion.  The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

(b) All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as and to the extent set forth in such claw-back policy or the Award Agreement.

13.6.     Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the U.S. Securities and Exchange Commission (“SEC”), any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7.     Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company.  Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.8.     Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9.Severability.  The provisions of the Plan shall be deemed severable.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall: (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect; and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.10.Construction.  As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11.Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided,  however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12.Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Utah, without reference to principles of conflict of laws, and construed accordingly.

13.13.Effective Date of Plan; Termination of Plan.  The Plan shall be effective on the date of the approval of the Plan by the stockholders of the Company (the “Effective Date”).  If the Plan is not approved by the Company’s stockholders, the Plan will not become effective, no Awards will be granted under the Plan and the Prior Plan will continue in full force and effect in accordance with its terms.  The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s adoption of the Plan. Notwithstanding anything herein to the contrary, no Incentive Stock Option shall be granted under the Plan after the tenth (10th) anniversary of the date on which the Plan is adopted by the Board.

13.14.Foreign Employees and Consultants.  Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

13.15.Compliance with Section 409A of the Code.

(a) The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply.  Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Committee may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date.  The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise.  The Company will have no obligation under this Section 13.15. otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b) If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s employment or service relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s employment or service relationship.  For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c) Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Committee determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest).  Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

13.16No Registration Rights; No Right to Settle in Cash.  The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of: (a) the offer or issuance of any Award; (b) any Shares issuable upon the exercise of any Award; or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing.  In particular, in the event that any of: (i) any offer or issuance of any Award; (ii) any Shares issuable upon exercise of any Award; or (iii) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

13.17.Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

SKYWEST, INC. ATTN: ROBERT J. SIMMONS 444 SOUTH RIVER ROAD ST. GEORGE, UT 84790

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		For All	Against All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐

1.	Election of Directors

Nominees
01	Jerry C. Atkin 02 W. Steve Albrecht 03 Russell A. Childs 04 Henry J. Eyring 05 Meredith S. Madden
06	Ronald J. Mittelstaedt 07 Andrew C. Roberts 08 Keith E. Smith 09 Steven F. Udvar - Hazy 10 James L. Welch

The Board of Directors recommends you vote FOR proposal 2.					For	Against	Abstain
2	To consider and vote upon, on an advisory basis, the compensation of the Company's named executive officers.				☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3.					For	Against	Abstain
3 To approve the SkyWest, Inc. 2019 Long-Term Incentive Plan.					☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4.					For	Against	Abstain
4 To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF SKYWEST, INC.

The undersigned hereby appoint(s) Jerry C. Atkin,  Russell A. Childs and Robert J. Simmons and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of SkyWest, Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders to be held at 11:00 a.m., MDT on May 7, 2019 at the SkyWest headquarters located at 444 South River Road, St. George, Utah, and any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2,  FOR PROPOSAL 3 AND FOR PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side